PROSPECTUS SUPPLEMENT NO. 4 (TO PROSPECTUS DATED APRIL 10, 2009)	This filing is made pursuant to Rule 424(b)(3) under the Securities Act of 1933 in connection with Registration No. 333-150232

Common Stock

This Prospectus Supplement No. 4 supplements and amends the prospectus dated April 10, 2009, as supplemented to date, which we refer to as the Prospectus. The Prospectus relates to the resale by certain selling stockholders of up to 3,540,170 shares of our common stock.

We are filing this Prospectus Supplement No. 4 to reflect a draw down by us pursuant to the common stock purchase agreement by and between us and Kingsbridge dated as of March 25, 2008. The table appearing under the caption “Selling Stockholder” on page 8 of the Prospectus is hereby supplemented by adding the following to the end of footnote (2) to that table:

“Since April 10, 2009, we have made the following draw down pursuant to the common stock purchase agreement: On October 22, 2009, we delivered notice to Kingsbridge to effect a draw down. In connection with this draw down, we issued an aggregate of 102,149 shares of our common stock to Kingsbridge at an aggregate purchase price of $250,000. The settlement date for this drawdown was October 29, 2009.”

The price at which Kingsbridge purchased these shares from us was established under the common stock purchase agreement by reference to volume weighted average prices of our common stock on the NASDAQ Capital Market for the period beginning October 23, 2009 and ending October 28, 2009, net of a discount of 10% per share.

In addition, on November 12, 2009, we filed with the Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. A copy of this Form 10-Q is included in this Prospectus Supplement No. 4.

This Prospectus Supplement No. 4 should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 4 supersedes the information contained in the Prospectus. All references in the Prospectus to “this prospectus” are hereby amended to read “this prospectus (as supplemented and amended)”.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “CORT”. On November 11, 2009, the closing price of our common stock was $2.12.

Investing in our common stock involves a high degree of risk. Please carefully consider the “Risk Factors” beginning on page 6 of the accompanying Prospectus, as well as the section entitled “Risk Factors” included in our recent quarterly and annual reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying Prospectus to which this prospectus supplement relates are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 12, 2009.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2009

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to

Commission File Number:

000-50679

CORCEPT THERAPEUTICS INCORPORATED

(Exact Name of Corporation as Specified in Its Charter)

Delaware	77-0487658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one.)

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not complete if a smaller reporting company)	Smaller Reporting Company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

On November 6, 2009 there were 62,474,686 shares of common stock outstanding at a par value $.001 per share.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This quarterly report on Form 10-Q contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended and should be read in conjunction with the “Risk Factors” section of this Form 10-Q. All statements contained in this Form 10-Q other than statements of historical fact are forward-looking statements. When used in this report or elsewhere by management from time to time, the words “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “may,” “will,” “should,” “seeks” and similar expressions are forward-looking statements. Such forward-looking statements are based on current expectations, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements may include, but are not limited to, statements about:

•	the progress and timing of our research, development and clinical programs and the timing of regulatory activities;

•	the timing of the market introduction of CORLUX® and future product candidates, including CORT 108297;

•	estimates of the dates by which we expect to report results of our clinical trials and the anticipated results of these trials;

•	our ability to market, commercialize and achieve market acceptance for CORLUX or other future product candidates;

•	uncertainties associated with obtaining and enforcing patents;

•	our estimates for future performance; and

•	our estimates regarding our capital requirements and our needs for, and ability to obtain, additional financing.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact upon their accuracy, see Part II, Item 1A, “Risk Factors” and the “Overview” and “Liquidity and Capital Resources” sections of Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this Form 10-Q. These forward-looking statements reflect our view only as of the date of this report. Except as required by law, we undertake no obligations to update any forward looking statements. Accordingly, you should also carefully consider the factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS (UNAUDITED)

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

(In thousands)

	September 30, 2009	December 31, 2008
	(Unaudited)	(See Note 1)
Assets

Current assets:
Cash and cash equivalents	$10,716	$14,716
Short-term investments	—	3,593
Prepaid expenses and other current assets	686	1,270

Total current assets	11,402	19,579
Property and equipment, net of accumulated depreciation	12	20
Other assets	206	176

Total assets	$11,620	$19,775

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$892	$1,304
Accrued clinical expenses	955	989
Accrued compensation	214	243
Obligations under capital lease, short-term	9	10
Other accrued liabilities	288	316

Total current liabilities	2,358	2,862

Obligations under capital lease, long-term	—	6

Commitments

Stockholders’ equity:
Preferred stock	—	—
Common stock	50	50
Additional paid-in capital	154,381	153,031
Notes receivable from stockholders	(101)	(6,101)
Deficit accumulated during the development stage	(145,068)	(130,072)
Accumulated other comprehensive income	—	(1)

Total stockholders’ equity	9,262	16,907

Total liabilities and stockholders’ equity	$11,620	$19,775

See accompanying notes.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

					Period from inception (May 13, 1998) to September 30, 2009
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Collaboration revenue	$—	$66	$29	$66	$1,014

Operating expenses:
Research and development*	3,127	3,300	10,653	9,426	110,462
General and administrative*	1,543	1,668	4,463	4,312	39,348

Total operating expenses	4,670	4,968	15,116	13,738	149,810

Loss from operations	(4,670)	(4,902)	(15,087)	(13,672)	(148,796)

Interest and other income, net	4	291	97	747	5,322
Other expense	(2)	(954)	(6)	(965)	(1,594)

Net loss	$(4,668)	$(5,565)	$(14,996)	$(13,890)	$(145,068)

Basic and diluted net loss per share	$(0.09)	$(0.11)	$(0.30)	$(0.30)

Weighted average shares outstanding used in computing basic and diluted net loss per share	49,765	48,754	49,764	45,831

* Includes non-cash stock-based compensation consisting of the following:

Research and development	$66	$70	$198	$202	$5,211
General and administrative	399	328	1,158	1,022	9,167

Total non-cash stock-based compensation	$465	$398	$1,356	$1,224	$14,378

See accompanying notes.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

			Period from inception (May 13, 1998) to September 30, 2009
	Nine Months Ended September 30,
	2009	2008
Operating activities
Net loss	$(14,996)	$(13,890)	$(145,068)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization of property and equipment	8	10	108
Expense related to stock options, net of reversals	1,339	1,220	14,003
Expense related to stock issued for services or in conjunction with license agreement	11	4	90
Expense related to stock issued below fair value	—	—	522
Interest accrued on convertible promissory note	—	—	104
Settlement of liquidated damages in stock	—	—	1,281
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	584	(1,400)	(686)
Other assets	(30)	(107)	(206)
Accounts payable	(412)	(112)	892
Accrued clinical	(34)	(98)	955
Other liabilities	(57)	505	502

Net cash used in operating activities	(13,587)	(13,868)	(127,503)

Investing activities
Purchases of property and equipment	—	—	(61)
Purchases of short-term and long-term investments	—	(6,532)	(118,320)
Maturities of short-term investments	3,594	5,930	118,320

Net cash provided by (used in) investing activities	3,594	(602)	(61)

Financing activities
Proceeds from issuance of common stock and warrants, including collection of notes receivable, net of issuance costs	6,000	19,361	96,409
Proceeds from issuance of convertible preferred stock, net of cash paid for issuance costs	—	—	40,378
Proceeds from issuance of convertible notes	—	—	1,543
Proceeds from repayment of stockholder notes	—	6	—
Principal payments of obligations under capital leases	(7)	(10)	(50)

Net cash provided by financing activities	5,993	19,357	138,280

Net increase (decrease) in cash and cash equivalents	(4,000)	4,887	10,716
Cash and cash equivalents, at beginning of period	14,716	11,433	—

Cash and cash equivalents, at end of period	$10,716	$16,320	$10,716

See accompanying notes.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Description of Business and Basis of Presentation

Corcept Therapeutics Incorporated (the “Company,” “Corcept,” “we,” “our,” or “it”) was incorporated in the state of Delaware on May 13, 1998, and its facilities are located in Menlo Park, California. Corcept is a pharmaceutical company engaged in the discovery and development of drugs for the treatment of severe metabolic and psychiatric diseases.

The Company’s primary activities since incorporation have been establishing its offices, recruiting personnel, conducting research and development, performing business and financial planning, raising capital, and overseeing clinical trials. Accordingly, the Company is considered to be in the development stage.

The accompanying unaudited balance sheet as of September 30, 2009, statements of operations for the three- and nine-month periods ended September 30, 2009 and 2008, and statements of cash flows for the nine-month periods ended September 30, 2009 and 2008 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and nine-month periods ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009 or any other period. These financial statements and notes should be read in conjunction with the financial statements for the year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K. The accompanying balance sheet as of December 31, 2008 has been derived from audited financial statements at that date. The Company has evaluated subsequent events through the time of filing this Form 10-Q on November 12, 2009, which is the date that these financial statements have been filed with the Securities and Exchange Commission (SEC). No material subsequent events have occurred since September 30, 2009 that required recognition or disclosure in these financial statements, except for the items disclosed in footnote 10 – Subsequent Events.

Management Plans Regarding Liquidity

In the course of its development activities, the Company has sustained operating losses and expects such losses to continue for at least the next several years. We plan to continue to finance our operations through the sale of our equity and/or the issuance of debt or by engaging in strategic relationships with potential partners. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Our ability to continue our operations through the complete development and commercialization of our products is dependent upon the successful execution of our financing and/or any partnership strategies. Our most advanced programs are the two Phase 3 trials of CORLUX in Cushing’s Syndrome and in psychotic depression.

As reflected in the accompanying financial statements as of September 30, 2009, we had cash, cash equivalents and investments balances of $10.7 million, working capital of $9.0 million and an accumulated deficit of $145.1 million. In October, we sold shares of our common stock and warrants, in a private placement, for gross proceeds of approximately $18.0 million. An additional $250,000 in proceeds was raised in late October 2009 under our Committed Equity Financing Facility (CEFF) with Kingsbridge. Following these financings, management believes that the Company has sufficient funds to maintain our operations through the end of 2010, including the completion of our Phase 3 trial in Cushing’s Syndrome, the submission of our New Drug Application (NDA) for the use of CORLUX in Cushing’s Syndrome, the continuation of enrollment in our Phase 3 trial in psychotic depression, and the filing of an Investigational New Drug Application (IND) for CORT 108297, one of our proprietary, selective GR-II antagonists.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ materially from those estimates.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

Cost accruals for clinical trials are based upon estimates of work completed under service agreements, milestones achieved, patient enrollment and past experience with similar contracts. The Company’s estimates of work completed and associated cost accruals include its assessments of information received from third-party contract research organizations and the overall status of clinical trial activities. The estimates are updated on a recurring basis as new information becomes available.

Any changes in estimates are recorded in the period of the change.

Cash, Cash Equivalents and Short-term Investments

The Company invests its excess cash in bank deposits, money market funds maintained at major U.S. financial institutions, commercial paper and corporate debt securities issued by major corporations with high credit ratings from the major rating services, and obligations of the U.S. government and U.S. government sponsored entities. The Company considers all highly liquid investments purchased with maturities of three months or less from the date of purchase to be cash equivalents. Cash equivalents and short-term investments are carried at fair value.

All short-term investments, which primarily represent readily marketable debt securities, have been classified as “available-for-sale.” Short-term investments include debt securities with maturities of one year or less from the balance sheet dates. Debt securities with maturities of greater than 12 months from the balance sheet dates would be classified as long-term investments. Purchased premiums or discounts on debt securities are amortized to interest income through the stated maturities of the debt securities. The differences between amortized cost and fair values of the debt securities are recorded as a component of accumulated other comprehensive loss. Management determines the appropriate classification of its investments in debt securities at the time of purchase and evaluates such designation as of each balance sheet date. Unrealized gains and losses are included in accumulated other comprehensive loss and reported as a separate component of stockholders’ equity. Realized gains and losses and declines in value judged to be other-than-temporary, if any, on available-for-sale securities are included in other expenses. The cost of securities sold is based on the specific identification method. Interest earned on short-term and long-term investments is included in interest income.

Fair Value Measurements

Financial instruments are carried at fair value and are grouped for disclosure purposes based on a fair value hierarchy that prioritizes the information used to develop assumptions for measuring fair value and expands disclosures about fair value measurements. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 input), then to quoted prices (in non-active markets or in active markets for similar assets or liabilities), inputs other than quoted prices that are observable for the asset or liability, and inputs that are not directly observable, but that are corroborated by observable market data for the asset or liability (Level 2 input), then the lowest priority to unobservable inputs, for example, the Company’s own data about the assumptions that market participants would use in pricing an asset or liability (Level 3 input). It emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and a fair value measurement should therefore be based on the assumptions that market participants would use in pricing the asset or liability.

The Company has determined that there were no nonfinancial assets or nonfinancial liabilities that required measurement at fair value.

Revenue Recognition

Collaboration revenue related to services rendered in connection with agreements signed with Eli Lilly (Lilly) in which Lilly agreed to support certain of our pre-clinical and clinical proof-of-concept studies evaluating the ability of our product candidates to mitigate or prevent weight gain associated with the use of Zyprexa, an atypical antipsychotic medication. The active ingredient in Zyprexa is olanzapine. Under the agreements, Lilly agreed to supply the Zyprexa and olanzapine and pay for the studies. We were required to perform development activities as specified in these agreements and were reimbursed based on the costs associated with the conduct of the trial and the preparation and packaging of clinical trial materials. Revenue was recognized as services were rendered in accordance with the agreement.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

Research and Development

Research and development expenses consist of costs incurred for Company-sponsored research and development activities. These costs include direct expenses (including nonrefundable payments to third parties) and research-related overhead expenses, as well as the cost of funding clinical trials, pre-clinical studies, and manufacturing development. Such costs are expensed as services are performed. Costs to acquire technologies and materials that are utilized in research and development and that have no alternative future use are also expensed when incurred.

Recently Issued Accounting Standards

In May 2009, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 165, Subsequent Events (SFAS No. 165). This standard, which is covered in Topic 855 of the Accounting Standards Codification discussed below, is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, this standard sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. We began applying the provisions of SFAS No. 165 in the second quarter of 2009 and its adoption did not affect our financial statements, other than the disclosures required by SFAS No. 165.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepting Accounting Principles—A Replacement of FASB Statement No. 162 (SFAS 168) that established the FASB Accounting Standards Codification (ASC) , which was launched on July 1, 2009, as the single source of authoritative nongovernmental U.S. GAAP. The ASC did not change U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the ASC superseded all then existing accounting and reporting standard documents. All other non-grandfathered non-SEC accounting literature not included in the ASC became non-authoritative. The ASC is effective for interim and annual periods ending after September 15, 2009. The Company adopted this guidance in the third quarter of 2009; the adoption did not have an impact on our financial condition or results of operations.

In October 2009, FASB adopted Update 2009-13 – Multiple-Deliverable Revenue Arrangements, which is an update to ASC Topic 650 – Revenue Recognition. ASU 2009-13 eliminates the residual method of allocation and the requirement to use the relative selling price method when allocating revenue in a multiple deliverable arrangement. When applying the relative selling price method, the selling price for each deliverable shall be determined using vendor specific objective evidence of selling price, if it exists, otherwise third-party evidence of selling price. If neither vendor specific objective evidence nor third-party evidence of selling price exists for a deliverable, the vendor shall use its best estimate of the selling price for that deliverable when applying the relative selling price method. ASU 2009-13 is to be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. The adoption of ASU 2009-13 is not expected to have an impact on our financial statements as we currently have no such arrangements.

In September 2009, the EITF discussed Issue No. 08-9, Milestone Method of Revenue Recognition. Under the milestone method, the additional consideration earned from achievement of the milestone is viewed as being indicative of the value provided to the customer through either (a) the efforts performed by the vendor or (b) a specific outcome resulting from the vendor’s performance to achieve that specific milestone. Under the milestone method an entity recognizes contingent arrangement consideration earned from the achievement of a milestone in its entirety in the period in which the milestone is achieved. The proposed model requires that a milestone be “substantive” before this method can be applied; that is, there is a substantial uncertainty about the achievement of the milestone, substantive effort is required to achieve the milestone, and none of the payment for the milestone is refundable. The EITF did not reach a consensus on this issue. The task force will continue deliberations on this issue at future meetings. The adoption of such a standard is not expected to have an impact on our financial statements as we currently have no such arrangements.

On September 30, 2009, FASB issued Proposed Accounting Standards Update EITF09-2 – Research and Development (Topic 730): Research and Development Assets Acquired In an Asset Acquisition. As a result of the amendments in this

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

proposed Update, all tangible and intangible research and development assets acquired in an asset acquisition shall be capitalized regardless of whether those assets have a future alternative use. Acquired intangible research and development assets would be considered indefinite-lived assets until completion or abandonment of the related research and development activities. Once the research and development efforts are completed or abandoned, the entity would determine the useful lives of the assets. In addition, any contingent consideration arrangements related to the acquisition of an asset group (regardless of whether the asset group includes research and development assets) would continue to be accounted for in accordance with existing U.S. generally accepted accounting principles. Comments on this exposure draft were to have been received by October 24, 2009. If adopted, the amendments in this proposed Update would be effective for acquisitions of assets occurring in fiscal years beginning on or after December 15, 2009. The amendments would be applied on a prospective basis. Earlier application is not permitted. The adoption of such a standard is not expected to have an impact on our financial statements as we currently have no such arrangements.

2. Fair Value

As of September 30, 2009, our financial assets were invested in a money market fund, which can be converted to cash at par on demand. These funds, which totaled $10.4 million, were measured at fair value as of September 30, 2009 and were classified as Level 1 assets in the fair value hierarchy for financial assets.

All cash equivalents held as of September 30, 2009 were in active markets and there are no Level 2 or Level 3 financial assets or liabilities.

3. Financial Instruments

All cash, cash equivalents and investments were classified as available-for-sale securities as of September 30, 2009 and December 31, 2008. The following table provides summary of cash, cash equivalents and short-term investments as of those dates. All figures are in thousands.

September 30, 2009	Cost	Unrealized Gain	Unrealized Loss	Fair Value
Cash	$339	$—	$—	$339
Money market funds	10,377	—	—	10,377

	$10,716	$—	$—	$10,716

Reported as Cash and cash equivalents	$10,716	$—	$—	$10,716

December 31, 2008	Cost	Unrealized Gain	Unrealized Loss	Fair Value
Cash	$1,434	$—	$—	$1,434
Money market funds	13,282	—	—	13,282
Commercial paper	1,390	2	—	1,392
Corporate debt securities	2,204	—	(3)	2,201

	$18,310	$2	$(3)	$18,309

Reported as:
Cash and cash equivalents	$14,716	$—	$—	$14,716
Short-term investments	3,594	2	(3)	3,593

	$18,310	$2	$(3)	$18,309

As of September 30, 2009 and December 31, 2008, there were no mortgage-backed securities and no auction rate securities in the portfolio.

All short-term investments at December 31, 2008 had remaining maturities of less than one year and matured in the normal course of time with no realized gain or loss.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

The net realized loss on sales of available-for-sales investments was not material for any period presented. Realized gains and losses are calculated based on the specific identification method.

4. Other Accrued Liabilities

Other Accrued Liabilities includes the following (in thousands):

	September 30, 2009	December 31, 2008
Professional fees	$194	$145
Legal fees	75	149
Other	19	22

Total	$288	$316

5. Commitments

On January 15, 2009, we signed an agreement for the manufacture of materials and pre-clinical testing in regard to our selective GR-II antagonist, CORT 108297, for a commitment of approximately $835,000, which is expected to be expended during 2009.

In June 2009, we amended our agreements with two vendors that are providing services in connection with our ongoing Phase 3 clinical trial in psychotic depression to reduce the amounts of commitments under these agreements by approximately $5.0 million in accordance with the reduction in the near-term scope of activities in this trial. However, we view the reduction in these commitments as a temporary measure as it is our intent to continue the conduct of this trial to its conclusion, assuming the availability of sufficient capital for this purpose.

See footnote 10 – Subsequent Event – for a discussion of additional commitments for two NDA-supportive studies signed in October 2009.

6. Capital Stock and Stock Note Receivable

On February 6, 2009, we collected the note receivable of $6.0 million that had been issued in connection with the private equity financing in March 2008. The note was collected in full, including all accrued interest to that date and expenses associated with the note. Upon receipt of the funds, we released our interest in the collateral that had been held as security for the note.

See footnote 10 – Subsequent Event – for a discussion of sales of shares of the Company’s common stock and warrants in October 2009.

7. Stock Option Plans

Effective January 1, 2009, the Board of Directors authorized an increase of 995,264 shares in the shares available under the 2004 Equity Incentive Plan (the 2004 Plan), which amount was based on 2% of the shares of the Company’s common stock outstanding as of December 31, 2008 pursuant to the terms of the 2004 Plan. In addition, on March 26, 2009, the Board approved an amendment to the 2004 Plan, which was approved by the Company’s stockholders on June 11, 2009 at the 2009 Annual Meeting of stockholders, to 1) add 1,000,000 to the shares available and 2) to allow increases to the number of available shares on January 1, 2010 and each January 1 thereafter for 4 more years, by the least of (a) 4% of the number of common shares issued and outstanding on the immediately preceding December 31, (b) 4,000,000 shares and (c) a number of shares set by the Board.

CORCEPT THERAPEUTICS INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS, Continued

8. Comprehensive Loss

Comprehensive loss is comprised of net loss and the change in unrealized gains and losses on available-for-sale securities. The following table presents the components of comprehensive loss for the periods presented. All figures are in thousands.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net loss as reported	$(4,668)	$(5,565)	$(14,996)	$(13,890)
Change in unrealized gain	—	(28)	1	(31)

Comprehensive net loss	$(4,668)	$(5,593)	$(14,995)	$(13,921)

9. Net Loss Per Share

Basic and diluted net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during each period. The computation of net loss per share for each period, including the number of weighted-average shares outstanding, is shown on the face of the statements of operations.

The following table presents information on securities outstanding as of the end of each period that could potentially dilute the per share data in the future. All figures are in thousands.

	September 30,
	2009	2008
Warrants outstanding	4,792	4,792
Stock options outstanding	6,946	4,332

Total	11,738	9,124

See footnote 10 – Subsequent Event – for a discussion of sales of shares of the Company’s common stock and warrants in October 2009, which will dilute the per share data in the future.

10. Subsequent Event

In October 2009, the Company sold, in a private placement, approximately 12.6 million shares of its common stock and warrants to purchase approximately 4.4 million shares of its common stock. The securities were sold at a price of $1.43 per “unit”, which consisted of one share of common stock and a warrant to purchase 0.35 shares of common stock (the October 2009 Financing). The warrants have a three year term and an exercise price of $1.66 per share. The October 2009 Financing generated gross proceeds of approximately $18.0 million, before the deduction of issuance costs of approximately $700,000.

In late October 2009, we also sold 102,149 shares of common stock to Kingsbridge under the Committed Equity Financing Facility (CEFF) at an average price of $2.45 per share, for proceeds of $250,000.

In October 2009, we signed agreements with a contract research organization for the conduct of two of the NDA-supportive studies for aggregate commitments of approximately $1.0 million, the majority of which will be expended during remainder of 2009.

ITEM 2.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a pharmaceutical company engaged in the discovery and development of medications for the treatment of severe metabolic and psychiatric diseases. Since our inception in May 1998, we have been developing our lead product, CORLUX, a potent glucocorticoid receptor II, or GR-II, antagonist. We are also developing three series of novel selective GR-II antagonists.

Cushing’s Syndrome

Cushing’s Syndrome is a disorder caused by prolonged exposure of the body’s tissues to high levels of the hormone cortisol. Sometimes called “hypercortisolism,” it is relatively uncommon and most often affects adults aged 20 to 50. An estimated 10 to 15 of every one million people are newly diagnosed with this syndrome each year, approximately 3,000 new patients in the United States. This results in an estimated prevalence of 20,000 patients with Cushing’s Syndrome in the United States (U.S.)

The Investigational New Drug application (IND) for the evaluation of CORLUX for the treatment of Cushing’s Syndrome was opened in September 2007. The United States Food and Drug Administration (FDA) has indicated that our single 50-patient open-label study may provide a reasonable basis for the submission of a New Drug Application (NDA) for this indication. This trial was opened for enrollment in December 2007. Our goal is the completion of enrollment by the end of 2009. We expect to have accumulated a full data set on all 50 patients by mid-2010 and plan to submit our NDA by year-end 2010.

In July 2007, we received Orphan Drug Designation from the FDA for CORLUX for the treatment of endogenous Cushing’s Syndrome. Orphan Drug Designation is a special status granted by the FDA to encourage the development of treatments for diseases or conditions that affect fewer than 200,000 patients in the United States. Drugs that receive Orphan Drug Designation obtain seven years of marketing exclusivity from the date of drug approval, as well as tax credits for clinical trial costs, marketing application filing fee waivers and assistance from the FDA in the drug development process.

Psychotic Depression

We are developing CORLUX for the treatment of the psychotic features of psychotic major depression under an exclusive patent license from Stanford University. Psychotic major depression will hereinafter be referred to as psychotic depression. The FDA has granted “fast track” status to evaluate the safety and efficacy of CORLUX for the treatment of the psychotic features of psychotic depression.

In March of 2008, we commenced enrollment in Study 14, our ongoing Phase 3 trial in psychotic depression. The protocol for this trial incorporates what we have learned from our three previously completed Phase 3 trials to address the established relationship between increased drug plasma levels and clinical response and attempts to decrease the random variability observed in the results of the psychometric instruments used to measure efficacy. In one of the previously completed Phase 3 trials, Study 06, we prospectively tested and confirmed that patients whose plasma levels rose above a predetermined threshold statistically separated from both those patients whose plasma levels were below the threshold and those patients who received placebo; this threshold was established from data produced in earlier studies. As expected, patients who took 1200 mg of CORLUX in Study 06 developed higher drug plasma levels than patients who received lower doses. Further, there was no discernable difference in the incidence of adverse events between placebo and any of the three CORLUX dose groups in Study 06. Based on this information, we are using a CORLUX dose of 1200 mg once per day for seven days in Study 14. In addition, we also are utilizing a third party centralized rating service to independently evaluate the patients for entry into the study as well as for their level of response. We believe the centralization of this process will improve the consistency of rating across clinical trial sites and reduce the background noise that was illustrated in earlier studies and is endemic to many psychopharmacologic studies. We believe that this change in dose, as well as the other modifications to the protocol, should allow us to demonstrate the efficacy of CORLUX in the treatment of the psychotic symptoms of psychotic depression. In March 2009, we announced that, in order to conserve financial resources, we were scaling back our planned rate of spending on this trial and extended the timeline for its completion. As of early July 2009, we completed the implementation of this strategy, which included reducing the number of clinical sites to eight.

Management of Weight Gain Induced by Antipsychotics

In 2005, we published the results of studies in rats that demonstrated that CORLUX both reduced the weight gain associated with the ongoing use of olanzapine and mitigated the weight gain associated with the initiation of treatment with olanzapine (the active ingredient in Zyprexa). This study was paid for by Eli Lilly and Company (Lilly).

During 2007 we announced positive results from our clinical proof-of-concept study in lean healthy male volunteers evaluating the ability of CORLUX to mitigate weight gain associated with the use of Zyprexa. The results show a statistically significant reduction in weight gain in those subjects who took Zyprexa plus CORLUX compared to those who took Zyprexa alone. Also, the addition of CORLUX to treatment with Zyprexa had a beneficial impact on secondary metabolic measures such as fasting insulin, and triglycerides and abdominal fat, as indicated by waist circumference. Lilly provided Zyprexa and financial support for this study. In January 2009 we announced positive results from a similar proof-of-concept study evaluating the ability of CORLUX to mitigate weight gain associated with the use of Johnson & Johnson’s Risperdal. This study, which began in 2008, confirmed the earlier results seen with CORLUX and Zyprexa, demonstrating a statistically significant reduction in weight and secondary metabolic endpoints of fasting insulin, triglycerides and abdominal fat, as indicated by waist circumference. The results from the study of CORLUX and Risperdal were presented at several scientific conferences, including the American Diabetes Association meeting in June 2009.

The combination of Zyprexa or Risperdal and CORLUX is not approved for any indication. The purpose of these studies was to explore the hypothesis that GR-II antagonists would mitigate weight gain associated with atypical antipsychotic medications. The group of medications known as atypical antipsychotics, including Zyprexa, Risperdal, Clozaril and Seroquel, are widely used to treat schizophrenia and bipolar disorder. All medications in this group are associated with treatment emergent weight gain of varying degrees and carry a warning label relating to treatment emergent hyperglycemia and diabetes mellitus.

Research

In early 2003, we initiated a discovery research program to identify and patent selective GR-II antagonists to develop a pipeline of products for proprietary use. Three distinct series of GR-II antagonists were identified. These compounds appear to be as potent as our lead product CORLUX in blocking cortisol but, unlike CORLUX, they do not appear to block the PR (progesterone), ER (estrogen), AR (androgen) or GR-I (mineralocorticoid) receptors. Composition of matter patents on two of the three series have been granted, or are in condition for grant, in Europe. The patent on one series has issued in the U.S. Substantive prosecution of the application has occurred in another of the series and is moving toward allowance. Examination has not yet begun in the U.S. on the third.

New Chemical Entity – CORT 108297

In 2007, we commenced a human microdosing study of one of our newly identified selective GR-II antagonists, CORT 108297, with Xceleron Limited utilizing their Accelerator Mass Spectrometry technology. In this microdosing study, we evaluated CORT 108297, a compound which develops particularly high plasma and brain concentrations in an animal model. On May 1, 2008, we announced the results from this study, which demonstrated that CORT 108297 was extremely well absorbed, demonstrated good bioavailability and had a half-life that appears compatible with once-a-day oral dosing. In addition, further pharmacokinetic testing of CORT 108297 in a rat model indicated that a ten-fold increase in oral dose (5 milligrams per kilograms to 50 milligrams per kilograms) led to a proportional increase in the amount of compound detected in plasma.

In September 2008, we signed a second agreement with Lilly, under which Lilly agreed to provide funding and provide olanzapine for two studies to test the effectiveness of CORT 108297 in rat models of olanzapine induced weight gain. In January 2009 we announced top-line results from these studies of CORT 108297 and olanzapine. The results from the studies of both the prevention and reversal of antipsychotic-induced weight gain were positive and statistically significant. The results of these studies were presented at the International Society of Psychoneuroendocrinology and the World Congress of Biological Psychiatry conferences in July 2009.

At the American Diabetes Association conference in June 2009 there was also a presentation of preclinical data from another study of CORT 108297 conducted at Stanford University. This study demonstrated that CORT 108297 suppresses body weight gain and improves insulin sensitivity in healthy mice fed a 60% fat diet and high sucrose liquid.

The manufacturing and pre-clinical development of CORT 108297 began late in 2008 and continues through 2009 as preparatory steps to the submission of an IND with the FDA, which we expect to submit by the end of 2009.

General

Our activities to date have included:

•	product development;

•	designing, funding and overseeing clinical trials;

•	regulatory affairs; and

•	intellectual property prosecution and expansion.

Historically, we have financed our operations and internal growth primarily through private placements of our preferred and common stock and the public sale of common stock rather than through collaborative or partnership agreements. Therefore, we have no research funding or collaborative payments payable to us, except for the limited revenue that has been collected under the agreements with Lilly discussed above.

We are in the development stage and have incurred significant losses since our inception. We have not generated any revenue other than the revenue under the agreements with Lilly, and do not expect to generate significant revenue for the next few years. As of September 30, 2009, we had an accumulated deficit of $145.1 million. Our historical operating losses have resulted principally from our research and development activities, including clinical trial activities for CORLUX, discovery research, non-clinical activities such as toxicology and carcinogenicity studies, manufacturing process development and regulatory activities, as well as general and administrative expenses. We expect to continue to incur net losses over at least the next several years as we continue our CORLUX clinical development program, apply for regulatory approvals, initiate development of newly identified GR-II antagonists for various indications, continue our discovery research program, acquire and develop treatments in other therapeutic areas, establish sales and marketing capabilities and expand our operations.

Our business is subject to significant risks, including the risks inherent in our research and development efforts, the results of our CORLUX clinical trials, uncertainties associated with securing financing, uncertainties associated with obtaining and enforcing patents, our investment in manufacturing set-up, the lengthy and expensive regulatory approval process and competition from other products. Our ability to successfully generate revenues in the foreseeable future is dependent upon our ability, alone or with others, to finance our operations and develop, obtain regulatory approval for, manufacture and market our lead product.

Results of Operations

Collaboration revenue — Collaboration revenue relates to services rendered in connection with our agreements with Lilly discussed above under the caption “Overview – Management of Weight Gain Induced by Antipsychotics.” Under these agreements, Lilly agreed to supply the Zyprexa and olanzapine and pay for the costs of the studies. We were required to perform development activities as specified in the agreements and we were reimbursed based on the costs associated with the conduct of the trial and the preparation and packaging of clinical trial materials. Revenue was recognized as the services were rendered in accordance with the agreements.

No revenue was recognized under the agreements during the three-month period ended September 30, 2009; approximately $29,000 of revenue was recognized during the nine-month period then ended. During the three and nine-month periods ended September 30, 2008, we recognized approximately $66,000 of revenue. There will be no revenue under the agreements in the future as all activities required by these agreements were completed by mid-2009.

Research and development expenses — Research and development expenses include the personnel costs related to our development activities, including facilities costs and non-cash stock-based compensation, as well as the costs of discovery research, pre-clinical activities, clinical trial preparations, enrollment and monitoring expenses, regulatory costs, the costs of manufacturing development and the costs of manufacture and/or acquisition of clinical trial materials.

Research and development expenses decreased 5% to $3.1 million for the three-month period ended September 30, 2009 from $3.3 million for the comparable period in 2008. Compared to the year earlier period, there was a cost increase of approximately $460,000 related to research and preclinical work with our selective GR-II antagonists, including preparations for the submission of the IND for CORT 108297, expected later this year. There was also a cost increase of approximately $215,000 related to the study of CORLUX for the treatment of Cushing’s Syndrome. These were offset by a decrease of approximately $455,000 in clinical trial costs related to our psychotic depression program, as we scaled back our ongoing Phase 3 trial and completed reporting activities for the previous Phase 3 trials. There was a decrease of approximately $240,000 in manufacturing expenses as the year-earlier period included the acquisition and manufacture of the initial supply of materials for the CORLUX clinical trials and completion of certain manufacturing process development activities related to CORLUX. There was also a decrease of approximately $85,000 in consulting expenses.

For the nine-month period ended September 30, 2009, research and development expenses increased 13% to $10.7 million from $9.4 million for the comparable period in 2008. The increase in expenses reflects increases of approximately $1.4 million in costs related to research and preclinical work with our selective GR-II antagonists, including CORT 108297, $945,000 related to the clinical trials that commenced enrollment during 2008 in Cushing’s Syndrome and the mitigation of weight gain caused by Risperdal, $260,000 due to increases in staffing costs and $35,000 of consulting expenses. Offsetting these increases was a decrease in manufacturing expenses related to CORLUX of approximately $1.3 million due to the acquisition and manufacture during 2008 of the initial supply of materials for the CORLUX clinical trials and completion of certain manufacturing process development activities related to CORLUX.

Below is a summary of our research and development expenses by major program. All figures are in thousands.

	Three Months Ended September 30,		Nine Months Ended September 30,
Program	2009	2008	2009	2008
Psychotic Depression	$992	$1,620	$4,094	$4,330
Cushing’s Syndrome	720	410	2,103	1,051
Weight Gain Mitigation	(12)	251	563	651
Other research on selective GR-II antagonists	1,025	473	3,057	1,578
Unallocated manufacturing, regulatory, pre-clinical activities	336	476	638	1,614
Stock-based compensation	66	70	198	202

Total research and development expense	$3,127	$3,300	$10,653	$9,426

We expect that research and development expenditures will decrease slightly during the fourth quarter of 2009 as compared to the same period in 2008 as increases in the costs associated with the continued development of our proprietary selective GR-II antagonists and the continuation of our Phase 3 study in Cushing’s Syndrome will be more than offset by decreases in the costs of our psychotic depression program due to the previously announced scaling back of resources devoted to our ongoing Phase 3 study, including reducing the number of clinical sites to eight. During the fourth quarter of 2009, research and development expenditures will also decrease compared to the same quarter of 2008, due to the completion of our proof-of-concept weight gain mitigation study of CORLUX in combination with Risperdal, which contributed to costs in the fourth quarter of 2008. Research and development expenses in 2010 and future years will be largely dependent on the availability of additional funds to finance clinical development plans. See also, “Liquidity and Capital Resources”.

Many factors can affect the cost and timing of our trials including inconclusive results requiring additional clinical trials, slow patient enrollment, adverse side effects in study patients, insufficient supplies for our clinical trials and real or perceived lack of effectiveness or safety of the drug in our trials. The cost and timing of development of our selective GR-II antagonists will be dependent on our success in the effort and any difficulties that may be encountered. In addition, the development of all of our product candidates will be subject to extensive governmental regulation. These factors make it difficult for us to predict the timing and costs of the further development and approval of our product candidates.

General and administrative expenses — General and administrative expenses consist primarily of the costs of administrative personnel and related facility costs along with legal, accounting and other professional fees.

General and administrative expenses decreased 7% to $1.5 million for the three-month period ended September 30, 2009 from $1.7 million for the comparable period in 2008. This change between periods reflects a decrease of approximately $315,000 in legal expenses due primarily to a reduction in patent-related legal costs, which was offset by increases of approximately $105,000 in professional fees and consultancy expenses due primarily to preparations for the initial year of auditor attestation of the effectiveness of our internal controls in accordance with Sarbanes Oxley (SOX) section 404 and an increase of approximately $90,000 in staffing costs due primarily to the recruitment of a new chief financial officer, who commenced work with us in November 2008. Approximately $55,000 of the staffing increase in the third quarter was non-cash stock-based compensation. On October 2, 2009, the SEC announced the deferral of the requirement of auditor attestation for non-accelerated filers, such as Corcept, until fiscal years ending on or after June 15, 2010.

For the nine-month period ended September 30, 2009, general and administrative expenses increased 4% to $4.5 million from $4.3 million for the nine-month period ended September 30, 2008. This increase reflects higher staffing costs of approximately $320,000, due primarily to the recruitment of our new chief financial officer. The increase in staffing costs in the year-to-date period included a net increase in stock-based compensation of $125,000, which reflects the cost of stock options granted to our new chief financial officer, other employees and directors. During this period, there were also increases in professional fees and consultancy costs of approximately $200,000, primarily related to the costs associated with periodic filings with the SEC and the preparations for the initial year of auditor attestation under SOX section 404. These increases were offset by a decrease of approximately $415,000 in legal expenses due primarily to the reduction in patent legal costs.

The amount of general and administrative expenses during the remainder of 2009 and future years will be largely dependent on our assessment of the staff necessary to support our continued clinical development activities and the availability of additional funds. See also, “Liquidity and Capital Resources”.

Interest and other income, net — Interest and other income, net of investment management fees, was approximately $5,000 and $95,000, respectively, for the three- and nine-month periods ended September 30, 2009, compared to $290,000 and $745,000, respectively, for the comparable periods in 2008. Interest income for the three- and nine-month periods ended September 30, 2008 included approximately $145,000 and $260,000, respectively, that was earned on the note receivable issued in connection with our private placement of our common stock and warrants in March 2008 (the March 2008 Financing), which we collected in February 2009. The remainder of the decrease was attributable to lower yields on the investment portfolio and a lower level of invested funds.

Other expense — Other expense was approximately $2,000 and $5,000, respectively for the three- and nine-month periods ended September 30, 2009, compared to $955,000 and $965,000, respectively, for the same periods in 2008. Other expense in 2009 is comprised of interest expense on capitalized leases and state tax on capital, which is based on our projected capital and asset positions as of each year-end. Other expense for the three- and nine-month periods ended September 30, 2008 included approximately $945,000 of liquidated damages incurred related to the March 2008 financing.

Liquidity and Capital Resources

We have incurred operating losses since inception, and at September 30, 2009, we had an accumulated deficit of $145.1 million. Since our inception, we have relied primarily on the proceeds from public and private sales of our equity securities to fund our operations.

On February 6, 2009, we collected a note receivable of $6.0 million that had been issued in March 2008 in connection with the March 2008 Financing. The note was collected in full, including all accrued interest to that date and expenses associated with the note.

At September 30, 2009, we had cash, cash equivalents and investments balances of $10.7 million, compared to $18.3 million at December 31, 2008. Net cash used in operating activities for the nine-month period ended September 30, 2009, was approximately $13.6 million, as compared to $13.9 million used in the same period of 2008. The use of cash in each period was primarily a result of our research and development activities and amounts incurred to support our administrative infrastructure. We expect cash used in operating activities during the remainder of 2009 will be approximately the same as during that period of 2008 as the increased spending on the continuation of our Cushing’s Syndrome study and the development of our selective GR-II antagonists should be offset by the decreased spending on psychotic depression and weight gain mitigation. We expect our funding requirements for operating activities will increase during later years due to the continuation and expansion of our development programs for Cushing’s Syndrome, psychotic depression and our selective GR-II antagonists, research activities, commercialization activities and general and administrative expenses.

On October 16, 2009 we sold common stock and warrants in a private placement generating gross proceeds of approximately $18.0 million. Also, in late October, we sold common stock to Kingsbridge under the CEFF generating an additional $250,000. With the completion of our $18.0 million financing which closed October 16, 2009 and the sales to Kingsbridge, we believe that we have sufficient capital resources to maintain our operations through the end of 2010, including the planned completion of enrollment of our Phase 3 Cushing’s Syndrome trial, the continuation of enrollment in our Phase 3 psychotic depression trial, and the submission of an IND for CORT 108297, one of our proprietary, selective GR-II antagonists.

We will have to perform additional clinical trials prior to submission of NDAs for CORLUX for the treatment of Cushing’s Syndrome or the psychotic features of psychotic depression. We will need to raise additional funds to prepare for the commercialization of CORLUX for either of these indications and to continue and expand the development of our proprietary selective GR-II antagonists.

We cannot be certain that additional funding will be available on acceptable terms or at all. Further, any additional equity financing may be dilutive to stockholders, and any debt financing, if available, may involve restrictive covenants. If we obtain funds through collaborations with others, these arrangements may be on unfavorable terms or may require us to relinquish certain rights to our technologies or product candidates, including potentially our lead product candidate that we would otherwise seek to develop on our own. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs or we may be required to discontinue operations.

In March 2008, we entered into a Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited (Kingsbridge), a private investment group. Under the terms of the agreement, Kingsbridge committed to provide up to $60 million of capital in exchange for newly-issued shares of our common stock for a period of up to three years after the Securities and Exchange Commission declares effective the registration statement filed by us covering the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant issued to Kingsbridge. The maximum number of shares that can be sold by us under this agreement is approximately 9.6 million shares. Under the terms of the agreement, the determination of the exact timing and amount of any CEFF financings will be made solely by us, subject to certain conditions. The agreement currently requires a minimum stock price of $1.50 per share to allow us to issue shares to Kingsbridge under the CEFF. Based on the volume weighted average price on the NASDAQ Capital Market for our common stock for the period from March 25, 2008, the date of the signing of the Kingsbridge CEFF, through November 6, 2009, the maximum amount of net proceeds that could be raised under the CEFF is approximately $17 million. Over the 60 trading day period ended November 6, 2009, the price for our common stock on the NASDAQ Capital Market has ranged from $1.00 to $3.10. The actual amount of funds that can be raised under this agreement will be dependent on the number of shares actually sold under the agreement and the market value of our stock during the pricing periods of each sale.

At any point in time we may have approximately $150,000 to $1.5 million in our bank operating account with a third party financial institution. While we monitor the cash balance in our operating account and transfer the funds in only as needed, these cash balances could be impacted if the underlying financial institution were to fail or could be subject to other adverse conditions in the financial markets. On October 23, 2008, the Federal Deposit Insurance Corporation (FDIC) implemented its Temporary Liquidity Guarantee Program. Under this program, non-interest bearing commercial accounts are insured to an unlimited amount through June 30, 2010, thus mitigating our exposure to any possible bank failure. To date, we have experienced no loss or lack of access to cash in our operating accounts.

As a result of volatile market conditions, the cost and availability of capital has been and may continue to be adversely affected by illiquid capital markets. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. Continued turbulence in the U.S. and international markets and economies and prolonged declines in business consumer spending may adversely affect our liquidity and financial condition, including our ability to access the capital markets to meet liquidity needs.

Contractual Obligations and Commercial Commitments

On January 15, 2009, we signed an agreement for the manufacture of materials and pre-clinical testing in regard to our selective GR-II antagonist, CORT 108297, with a commitment of approximately $835,000, which is expected to be expended during 2009.

In June 2009, we amended our agreements with two vendors that are providing services in connection with our ongoing Phase 3 clinical trial in psychotic depression to reduce the amounts of commitments under the agreements with these organizations by approximately $5.0 million in accordance with the reduction in the near-term scope of activities under these trials. However, we view the reduction in these commitments as a temporary measure as it is our intent to continue the conduct of this trial to its conclusion, assuming the availability of sufficient capital for this purpose.

In October 2009, we signed agreements with a contract research organization for the conduct of two of the NDA-supportive studies for aggregate commitments of approximately $1.0 million, the majority of which will be expended during the remainder of 2009.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, with the exception of the operating lease for our office space.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Our critical accounting policies and estimates are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. During the three-month period ended September 30, 2009, we have not made any significant changes to our critical accounting polices and estimates.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk

The primary objective of our investment activities is to preserve principal. As of September 30, 2009, our cash and cash equivalents consisted of money market funds maintained at major U.S. financial institutions. To minimize our exposure to interest rate risk, we limit the maturities of our investments to less than two years with an average maturity not to exceed one year. Due to the short-term nature of these instruments, a 1% increase or decrease in market interest rates would not have a material impact on the total value of our portfolio as of September  30, 2009.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of disclosure controls and procedures. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Exchange Act. Based on their evaluation as of September 30, 2009, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were effective in reaching a reasonable level of assurance that the information required to be disclosed by us in this Quarterly Report on Form 10-Q was 1) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and Form 10-Q and 2) accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. Our disclosure controls and procedures are designed to provide reasonable, not absolute, assurance that the objectives of our disclosure control system are met.

Changes in internal controls. There were no changes in our internal control over financial reporting during the quarter ended September 30, 2009, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We are not currently involved in any material legal proceedings.

ITEM 1A. RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risks described below and the other information in this Form 10-Q, including our financial statements and related notes, before you decide to invest in our common stock. If any of the following risks or uncertainties actually occurs, our business, results of operations or financial condition could be materially harmed, the trading price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described below are those that we currently believe may materially affect us; however, they may not be the only ones that we face. Additional risks and uncertainties of which we are unaware or currently deem immaterial may also become important factors that may harm our business. Except as required by law, we undertake no obligations to update any risk factors.

Risks Related to Our Business

We will depend heavily on the success of our lead product candidate, CORLUX, currently being developed for the treatment of Cushing’s Syndrome and for the treatment of the psychotic features of psychotic depression. Our first three Phase 3 trials in psychotic depression did not meet their primary and key secondary endpoints. If we are unable to commercialize CORLUX for Cushing’s Syndrome or for psychotic depression, or experience significant delays in doing so, we may be unable to generate revenues and our stock price may decline.

We have invested a significant portion of our time and financial resources since our inception in the development of CORLUX for the treatment of the psychotic features of psychotic depression and, more recently, for the treatment of Cushing’s Syndrome. We currently do not have any commercial products and we anticipate that for the foreseeable future our ability to generate meaningful revenues and achieve profitability will be solely dependent on the successful development, approval and commercialization of CORLUX for the treatment of Cushing’s Syndrome or for the psychotic features of psychotic depression. We are conducting a single Phase 3 trial in Cushing’s Syndrome. Neither we, nor anyone else, have completed a clinical trial in Cushing’s Syndrome. We have completed three Phase 3 clinical trials evaluating CORLUX for psychotic depression. None of these trials met its primary or key secondary endpoints; we have begun a fourth Phase 3 trial in this indication. Many factors could harm our efforts to develop and commercialize CORLUX, including:

•	insufficient funding;

•	negative, inconclusive or otherwise unfavorable results from our pre-clinical or clinical development programs;

•	side effects that may be identified in the course of our clinical trials;

•	changes or delays in our clinical development program;

•	rapid technological change making CORLUX obsolete;

•	competition from companies with greater financial, technical and marketing resources than ours;

•	increases in the costs of our clinical trials;

•

an inability to obtain, or delay in obtaining, regulatory approval for the commercialization of CORLUX for the treatment of Cushing’s Syndrome or for the treatment of the psychotic features of psychotic depression;

•	an inability to manufacture CORLUX or the active ingredient in CORLUX in commercial quantities and at an acceptable cost; and

•	political concerns relating to other uses of mifepristone, or RU-486, that could limit the market acceptance of CORLUX.

Our clinical trials may not demonstrate that CORLUX is safe and effective. If our clinical program for CORLUX for the treatment of Cushing’s Syndrome, for the treatment of the psychotic features of psychotic depression or for any other indications does not demonstrate safety and efficacy, our business will be harmed.

To gain regulatory approval from the FDA to market CORLUX, our Phase 3 clinical trials must demonstrate the safety and efficacy of CORLUX for the particular indication. Our first three Phase 3 studies evaluating CORLUX for the treatment of the psychotic features of psychotic depression did not meet their primary or key secondary endpoints. In addition to the ongoing Phase 3 clinical trials of CORLUX for the treatment of Cushing’s Syndrome and for the treatment of the psychotic features of psychotic depression, we will need to conduct other studies in support of a potential NDA. Clinical development is a long, expensive and uncertain process and is subject to delays, and data obtained from clinical trials and supportive studies are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. While we obtained favorable results in our Phase 2 clinical trials in psychotic depression, these results were not replicated in a robust enough way in our completed Phase 3 clinical trials and are not sufficient to use by themselves as the pivotal clinical trials in an application for FDA approval of this indication. In addition, we cannot assure you that supportive studies and tests will produce favorable results.

Although our pivotal Phase 3 clinical trial in Cushing’s Syndrome only requires 50 patients, both site selection and enrollment could be an extended process. Delays in selection and initiation of clinical trial sites and/or patient enrollment could extend the time and cost for completion of the trial.

Cushing’s Syndrome is a rare disorder. An estimated 10 to 15 of every one million people are newly diagnosed each year.

The majority of the sites that treat patients with Cushing’s Syndrome are at academic institutions or large clinics in or affiliated with private hospitals. Academic institutions often take a prolonged period of time to complete the administrative activities required before a clinical trial can be initiated at that site. Because the disease is seen very infrequently, the period of time to identify and screen patients for participation in our study may be lengthy.

Any delays in the process of identifying and recruiting the clinical sites or identifying and screening the patients for enrollment in the study could delay the completion of the study or increase the cost.

The development plan for CORLUX is not certain, and will require additional, expensive clinical and preclinical trials. We may not be able to finance the development programs.

During the development of CORLUX, we have been engaged in dialogue with the FDA to determine an acceptable development plan which would enable the FDA to complete its review in a satisfactory manner. Because the results of our previously completed Phase 3 trials evaluating CORLUX for treatment of the psychotic features of psychotic depression did not meet their primary endpoints, the FDA is requiring us to pursue at least one additional clinical trial to demonstrate the safety and/or efficacy of CORLUX for this indication. The FDA generally requires two positive Phase 3 studies or one positive Phase 3 study with other supportive data to be completed prior to the submission of an NDA.

Further, we may decide, or the FDA or other regulatory authorities may require us, to pursue additional clinical, pre-clinical or manufacturing studies to satisfactorily complete our NDA. For example, the FDA may require us to perform a bioequivalance study comparing our recently reformulated CORLUX clinical trial materials to the materials used in our earlier clinical trials. Additional trials or studies will require additional funding which is not assured. Also, it is possible that additional trials or studies that we decide are necessary or desirable will delay or prevent the completion of the development of CORLUX for treating Cushing’s Syndrome or the psychotic features of psychotic depression. We anticipate continued dialogue with the FDA to define any additional data needed to complete an NDA.

If adequate funds are not available for our currently contemplated trials and studies, or for any further ones that we may decide are necessary or desirable, we may be required to delay, reduce the scope of or eliminate some or all of our research or development programs. Even if funds are available, additional equity financing may be dilutive to stockholders; debt financing, if available, may involve restrictive covenants; obtaining funds through collaborations may be on unfavorable terms or may require us to relinquish certain rights to our technologies or product candidates, potentially including our lead product candidate, that we would otherwise seek to develop on our own. Even after we conduct all of the clinical trials and supportive studies that we consider appropriate for an optimal NDA, we may not receive regulatory approval to market CORLUX.

Many other factors could delay or result in termination of our clinical trials, including, but not limited to:

•	negative or inconclusive results;

•	slow patient enrollment;

•	patient noncompliance with the protocol;

•	adverse medical events or side effects among patients during the clinical trials;

•	negative or problematic FDA inspections of our clinical operations or our manufacturing operations; and

•	real or perceived lack of effectiveness or safety of CORLUX.

Even after we conduct all of the clinical trials and supportive studies that we consider appropriate for an optimal NDA, we may not receive regulatory approval to market CORLUX.

We will need additional capital in order to complete the development and commercialization of CORLUX and our other proprietary, selective GR-II antagonists. Additional capital may not be available to us at all or on favorable terms.

We will have to perform additional clinical trials prior to submission of an NDA for CORLUX for the treatment of Cushing’s Syndrome and for the treatment of the psychotic features of psychotic depression. We will need to raise additional funds to complete the development of CORLUX for the treatment of Cushing’s Syndrome or psychotic depression. In addition, we will need to raise additional funds to prepare for the commercialization of CORLUX for either of these indications, to develop a product for weight gain management associated with antipsychotic medications, and to continue and expand the development of our proprietary, selective GR-II antagonists.

We anticipate that our existing capital resources will be sufficient to fund our current operating plan through the end of 2010. However, our expectations are based on our currently planned clinical development and research programs for CORLUX and for certain of our proprietary, selective GR-II antagonists, which may change as a result of many factors, including:

•	the costs, timing of site selection and enrollment of our clinical trials;

•	the results of our research efforts and clinical trials;

•	the need to perform additional clinical trials and other supportive studies;

•	the need to establish a second source for CORLUX tableting;

•	the timing of the approval by the FDA, if any, to market CORLUX for the treatment of Cushing’s Syndrome or for the treatment of the psychotic features of psychotic depression;

•	developments or disputes concerning patents or proprietary rights, including announcements of claims of infringement, interference or litigation against us or our licensors;

•	actual or anticipated fluctuations in our operating results;

•	changes in our growth rates;

•	changes in our research development plans for our proprietary, selective GR-II antagonists;

•	the timing of commercialization of CORLUX and future product candidates; and

•	changes in the reimbursement policies of third-party insurance companies or government agencies.

Consequently, we may need additional funding sooner than anticipated. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

We cannot be certain that additional funding will be available on acceptable terms or at all. Even though we raised approximately $18.0 million in October 2009, through a private placement of our common stock and warrants, and an additional $250,000 in late October under our CEFF with Kingsbridge, market and economic conditions may make it difficult for us to raise any additional capital. The sale of common stock and warrants during the fourth quarter of 2009 has been dilutive to stockholders and any exercise of outstanding warrants and additional equity financing could cause further dilution to stockholders. Debt financing, if available, may involve restrictive covenants. If we obtain funds through collaborations with others, these arrangements may be on unfavorable terms or may require us to relinquish certain rights to our technologies or product candidates, including potentially our lead product candidate that we would otherwise seek to develop on our own. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs or we may be required to discontinue operations.

The Committed Equity Financing Facility (CEFF) that we entered into with Kingsbridge in March 2008 may not be available to us at certain times, may generate a lower level of funding than we anticipate, may require us to make additional “blackout” or other payments to Kingsbridge, and will result in dilution to our stockholders.

Kingsbridge will not be obligated to purchase shares under the CEFF unless certain conditions are met, which include a minimum price for our common stock, currently set at $1.50 per share; the accuracy of representations and warranties made to Kingsbridge; compliance with laws; the effectiveness and continued effectiveness of the resale registration statement; and the continued listing of our stock on the Nasdaq Capital Market. Over the 60 trading day period ended November 6, 2009, the price for our common stock on the NASDAQ Capital Market has ranged from $1.00 to $3.10. The actual amount of funds that can be raised under this agreement will be dependent on the number of shares actually sold under the agreement and the market value of our stock during the pricing periods of each sale.

On June 10, 2008, the SEC declared effective our registration statement with the SEC covering the resale of approximately 3.6 million of the shares issuable under the CEFF and the shares issuable upon the exercise of the warrant issued to Kingsbridge. This registration statement covers approximately 37% of the 9.6 million shares of our common stock issuable pursuant to the CEFF and all of the 330,000 shares of our common stock issuable upon exercise of the warrant issued to Kingsbridge.

We intend to file additional registration statements covering the resale of additional shares of our common stock issuable pursuant to the CEFF beginning on the later of 60 days after Kingsbridge and its affiliates have resold substantially all of the securities registered for sale under this initial registration statement or six months after the effective date of this registration statement. These subsequent registration statements are subject to our ability to prepare and file them and may be subject to review and comment by the Staff of the SEC, as well as consent by our independent registered accounting firm. Therefore, the timing of these subsequent registration statements becoming effective cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Kingsbridge under the CEFF. We cannot assure you that these registration statements will be declared effective or, if declared effective, that they will remain continuously effective thereafter.

In addition, Kingsbridge is permitted to terminate the CEFF if it determines that a material and adverse event has occurred affecting our business, operations, properties or financial condition and if such condition continues for a period of 10 days from the date Kingsbridge provides us notice of such material and adverse event. If we are unable to access funds through the CEFF, or if the CEFF is terminated by Kingsbridge, we may be unable to access alternative capital on favorable terms or at all.

We are entitled in certain circumstances, to deliver a blackout notice to Kingsbridge to suspend the use of the resale registration statement and prohibit Kingsbridge from selling shares thereunder. If we deliver a blackout notice in the 15 trading days following the settlement of a draw down, or if the resale registration statement is not effective in circumstances not permitted by our agreement with Kingsbridge, then we must make a payment to Kingsbridge, or issue Kingsbridge additional shares in lieu of the payment, calculated on the basis of the number of shares held by Kingsbridge (exclusive of shares that Kingsbridge may hold pursuant to exercise of the Kingsbridge warrant) and the change in the market price of our common stock during the period in which the use of the resale registration statement is suspended. If the trading price of our common stock declines during a suspension of the resale registration statement, the blackout or other payment could be significant.

If we sell shares to Kingsbridge under the CEFF, or issue shares in lieu of a blackout payment, it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. For each draw down under the CEFF, we will issue shares to Kingsbridge at a discount of up to 10% from the volume weighted average price of our common stock. If we draw down amounts under the CEFF when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price.

We may not be able to pursue all of our product research and development opportunities if we are unable to secure adequate funding for these programs.

The costs required to start or continue many of the programs that our intellectual property allow us to consider for further development are collectively greater that the funds currently available to us. For example, we have successfully discovered three series of compounds that are specific GR-II antagonists but, unlike CORLUX, do not appear to block the progesterone receptor. Further development of these proprietary compounds, including CORT 108297, or any further development stemming from our method of use patents may be delayed or cancelled if we determine that such development may jeopardize our ability to complete the clinical development of CORLUX for the treatment of Cushing’s Syndrome or psychotic depression.

We have incurred losses since inception and anticipate that we will incur continued losses for at least several years.

We are a development stage company with no current source of product revenue. We have a limited history of operations and have focused primarily on clinical trials, and if the outcome of our clinical trials supports it, we plan to seek FDA regulatory clearance to market CORLUX for the treatment of Cushing’s Syndrome and for the treatment of the psychotic features of psychotic depression. Historically, we have funded our operations primarily from the sale of our equity securities. We have incurred losses in each year since our inception in 1998. As of September 30, 2009, we had an accumulated deficit of $145.1 million. We do not know when or if we will generate product revenue. Subject to our ability to raise additional funds, we expect our research and development expenses to increase in connection with the clinical trials and other development activities for CORLUX and for other product candidates. We expect to incur significant expenses related to the preparation for commercializing CORLUX and for the product’s launch, if the FDA approves our NDA. As a result, we expect that our losses will increase for at least the next several years. We are unable to predict the extent of any future losses or whether or when we will become profitable.

We depend on clinical investigators and clinical sites to enroll patients in our clinical trials and other third parties to manage the trials and to perform related data collection and analysis, and, as a result, we may face costs and delays outside of our control.

We rely on clinical investigators and clinical sites to enroll patients and other third parties to manage our trials and to perform related data collection and analysis. However, we may not be able to control the timing of identification and selection of appropriate sites for our planned trials and the amount and timing of resources that the clinical sites that conduct the clinical testing may devote to our clinical trials. If our clinical investigators and clinical sites fail to enroll a sufficient number of patients in our clinical trials or fail to enroll them on our planned schedules, we will be unable to complete our trials or to complete them as planned, which could delay or prevent us from completing the clinical development of CORLUX or other development programs.

We have signed an agreement with a contract research organization, or CRO, that is conducting our ongoing Phase 3 trial evaluating CORLUX for the treatment of the psychotic features of psychotic depression, Study 14, to supervise and monitor clinical site performance and to perform investigator supervision, data collection and analysis for this trial. We may not be able to maintain relationships with this or other CROs or with the clinical investigators and the clinical sites through the completion of all trial activities without delays in anticipated timing of trial activities or excessive expenditures. Our agreements place substantial responsibilities on these parties, which could result in excessive expenditures for our clinical trials if these parties fail to perform as expected. For example, if any of our clinical trial sites fail to comply with FDA-approved good clinical practices, we may be unable to use the data gathered at those sites. If these CROs, clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to our clinical protocols or for other reasons, we may be unable to obtain regulatory approval for, or successfully commercialize, CORLUX.

The conduct of any future clinical trials will likely also be conducted through the use of CROs and clinical research sites. The conduct, timing and cost of these trials will be subject to the same kinds of risks as discussed above.

In Study 14, our ongoing clinical trial evaluating CORLUX for the psychotic features of psychotic depression, we have engaged MedAvante to provide centralized psychiatric rating services. If patients are uncomfortable or unwilling to participate in the centralized rating process or if MedAvante is unable to provide services in a satisfactory manner over the course of the trial, we may not see any improvement in the accuracy and consistency of the psychiatric assessments. In addition, the use of centralized psychiatric rating services by a third-party, such as MedAvante, as an additional screening element may continue to slow the pace of enrollment in Study 14.

In connection with our ongoing Phase 3 trial evaluating CORLUX for the psychotic features of psychotic depression, Study 14, we have engaged MedAvante to provide centralized psychiatric rating services. MedAvante is providing centralized psychometric assessments via high resolution video-conferencing. The use of MedAvante’s centralized rating services is expected to increase the accuracy and consistency of the psychiatric assessments.

MedAvante has provided similar centralized rating services to companies conducting clinical studies in various psychiatric disorders. However, they have not previously provided centralized rating services to any study in patients with psychotic depression. Although Corcept and MedAvante conducted a small pilot evaluation in patients with psychotic depression to assess patient receptivity, we cannot be certain that centralized rating will be successful in the patients enrolled in our study.

If patients are uncomfortable or unwilling to participate in the centralized rating process or if MedAvante is unable to provide services in a satisfactory manner over the course of the trial, we may not see any improvement in the accuracy or reliability of the psychiatric assessments. Such a result might diminish the likelihood of a successful trial or a definitive demonstration of the efficacy of CORLUX in treating the psychotic features of psychotic depression.

Thus far we have seen a higher than anticipated incidence of potential patients who do not meet appropriate criteria for entrance into our trial for diagnostic and other clinical reasons during the screening of patients for Study 14. We believe that this is the result of improved accuracy in the screening process resulting from the use of the MedAvante centralized rating services as an additional step in the selection of patients appropriate for inclusion in the study. While we anticipate that the incidence of patients who do not meet the appropriate criteria for enrollment in the trial will decrease over time as the investigators improve their ability to identify potential patients for inclusion in the study and we identify which clinical trial sites have the greatest access to our targeted patient population, we cannot assure you that this will be the case. In addition, in March 2009, we announced that, in order to conserve financial resources, we scaled back our planned rate of spending on this trial and extended the timeline for its completion. We have completed the implementation of this strategy which included reducing the number of clinical sites to eight. A continued lower enrollment rate could result in delays in the timing of anticipated completion of the trial and increased study costs over the longer term.

If we are unable to obtain or maintain regulatory approval, we will be limited in our ability to commercialize our product candidates, including CORLUX, and our business will be harmed.

The research, testing, manufacturing, selling and marketing of product candidates are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries, in which regulations differ from country to country. Obtaining and maintaining regulatory approval typically is an uncertain process, is costly and takes many years. In addition, failure to comply with the FDA and other applicable foreign and U.S. regulatory requirements may subject us to administrative or judicially imposed sanctions. These include warning letters, civil and criminal penalties, injunctions, product seizure or detention, product recalls, total or partial suspension of production, and refusal to approve pending NDAs, or supplements to approved NDAs.

Regulatory approval of an NDA or NDA supplement is never guaranteed. Despite the time, resources and effort expended, failure can occur at any stage. The FDA has substantial discretion in the approval process for human medicines. The FDA can deny, delay or limit approval of a product candidate for many reasons including:

•	the FDA may not find that the candidate is safe;

•	the FDA may not find data from the clinical or preclinical testing to be sufficient; or

•	the FDA may not approve our or our third party manufacturers’ processes or facilities.

Future governmental action or changes in FDA policy or personnel may also result in delays or rejection of an NDA in the United States. In addition, because the only currently FDA-approved use of mifepristone is the termination of pregnancy, we expect that the label for CORLUX will include some limitations, including a warning that it should not be used by pregnant women or women seeking to become pregnant.

If we receive regulatory approval for our product candidates, including CORLUX, we will also be subject to ongoing FDA obligations and continued regulatory oversight and review, such as continued safety reporting requirements; and we may also be subject to additional FDA post-marketing obligations. If we are not able to maintain regulatory compliance, we may not be permitted to market our product candidates.

Any regulatory approvals that we receive for our product candidates may also be subject to limitations on the indicated uses for which the medicine may be marketed or contain requirements for potentially costly post-marketing follow-up studies. In addition, if the FDA approves any of our product candidates, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record-keeping for the medicine will be subject to extensive regulatory requirements. The subsequent discovery of previously unknown problems with the medicine, including adverse events of unanticipated severity or frequency, may result in restrictions on the marketing of the medicine, and could include withdrawal of the medicine from the market.

Failure to obtain regulatory approval in foreign jurisdictions will prevent us from commercializing our product candidates abroad.

We intend to commercialize our product candidates in international markets. Outside the United States, we can commercialize a product only if we receive a marketing authorization and, in some cases, pricing approval, from the appropriate regulatory authorities. This foreign regulatory approval process includes all of the risks associated with the FDA approval process, and, in some cases, additional risks. The approval procedure varies among countries and can involve additional testing, and the time required to obtain approval may differ from that required to obtain FDA approval. We have not taken any actions to obtain foreign approvals. We may not develop our product candidates in the clinic in order to obtain foreign regulatory approvals on a timely basis, if at all.

Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our product candidates in any market.

The “fast track” designation for the development program of CORLUX for the treatment of the psychotic features of psychotic depression may not lead to a faster development or regulatory review or approval process.

If a human medicine is intended for the treatment of a serious or life-threatening condition and the medicine demonstrates the potential to address unmet medical needs for this condition, the sponsor of an IND may apply for FDA “fast track” designation for a particular indication. Marketing applications submitted by sponsors of product candidates in fast track development may qualify for expedited FDA review under the policies and procedures offered by the FDA, but the fast track designation does not assure any such qualification. Although we have obtained a fast track designation from the FDA for CORLUX for the treatment of the psychotic features of psychotic depression, we may not experience a faster development process, review or approval compared to applications considered for approval under conventional FDA procedures. In addition, the FDA may withdraw our fast track designation at any time. If we lose our fast track designation, the approval process may be delayed. In addition, our fast track designation does not guarantee that we will qualify for or be able to take advantage of the expedited review procedures and does not increase the likelihood that CORLUX will receive regulatory approval for the treatment of the psychotic features of psychotic depression.

The Orphan Drug Designation for CORLUX for the treatment of endogenous Cushing’s Syndrome may not provide protection from competition and other benefits as anticipated.

In July 2007, we received Orphan Drug Designation from the FDA for CORLUX for the treatment of endogenous Cushing’s Syndrome. Although we have received Orphan Drug Designation from the FDA, we cannot be assured that we will recognize the potential benefits of this designation. If another drug is approved for this indication before CORLUX, we may not garner the seven years of marketing exclusivity from the date of drug approval and other benefits which we anticipate.

Even if we receive approval for the marketing and sale of CORLUX for the treatment of Cushing’s Syndrome or psychotic depression, CORLUX may never be accepted as a treatment for the approved indications.

Many factors may affect the market acceptance and commercial success of CORLUX for the treatment of Cushing’s Syndrome or the psychotic features of psychotic depression or for any other approved indication.

Even if the FDA approves CORLUX for the treatment of Cushing’s Syndrome, for the treatment of the psychotic features of psychotic depression, or for any other indication, physicians may not adopt CORLUX. Physicians will recommend the use of CORLUX only if they determine, based on experience, clinical data, side effect profiles and other factors, that it is preferable to other products or treatments then in use. Acceptance of CORLUX among influential practitioners may be essential for market acceptance of CORLUX.

Other factors that may affect the market acceptance and commercial success of CORLUX include:

•	the effectiveness of CORLUX, including any side effects, as compared to alternative treatment methods;

•	the product labeling or product insert required by the FDA for CORLUX;

•

the cost-effectiveness of CORLUX and the availability of third-party insurance coverage and reimbursement, in particular from government payors such as Medicare and Medicaid, for patients using CORLUX;

•	the timing of market entry of CORLUX relative to competitive products;

•	the intentional restriction of distribution of CORLUX to physicians treating the target patient population;

•	the extent and success of our sales and marketing efforts;

•	the rate of adoption of CORLUX by physicians and by target patient population; and

•	negative publicity concerning CORLUX, RU-486 or mifepristone.

The failure of CORLUX to achieve market acceptance would prevent us from generating meaningful product revenue.

Public perception of the active ingredient in CORLUX, mifepristone or RU-486, may limit our ability to market and sell CORLUX.

The active ingredient in CORLUX, mifepristone, or RU-486, is used to terminate pregnancy. As a result, mifepristone has been and continues to be the subject of considerable ethical and political debate in the United States and elsewhere. Public perception of mifepristone may limit our ability to engage alternative manufacturers and may limit the commercial acceptance of CORLUX by patients and physicians. Even though we intend to create measures to minimize the likelihood of the prescribing of CORLUX to a pregnant woman, physicians may decline to prescribe CORLUX to a woman simply to avoid altogether any risk of unintentionally terminating a pregnancy. We intend to create measures for controlling the distribution of CORLUX to reduce the potential for diversion. However, controlled distribution may negatively impact sales of CORLUX.

We have no manufacturing capabilities and we currently depend on third parties to manufacture the active ingredient and the tablets for CORLUX. The tablet manufacturer is a single source supplier. If these suppliers are unable to continue manufacturing CORLUX and we are unable to contract quickly with alternative sources, our business will be harmed.

We currently have no experience in, and we do not own facilities for, nor do we plan to develop facilities for, manufacturing any products. We have agreements with two manufacturers of the active pharmaceutical ingredient, or API, of mifepristone and an agreement with a tablet manufacturer for development quantities of CORLUX. The tablet manufacturer is a single source supplier to us. Our current arrangements with these manufacturers are terminable by either party at any time. Although we anticipate engaging our current tablet supplier to produce commercial quantities of CORLUX, we cannot guarantee that we will enter into an agreement with them on terms acceptable to us. If we are unable, for whatever reason, to obtain the active pharmaceutical ingredient or CORLUX tablets from our contract manufacturers, we may not be able to manufacture our required quantities or identify alternate manufacturers of mifepristone or CORLUX tablets in a timely manner or on reasonable terms, if at all.

If our third-party manufacturers of CORLUX fail to comply with FDA regulations or otherwise fail to meet our requirements, our product development and commercialization efforts may be delayed.

We depend on third party manufacturers to supply the active pharmaceutical ingredient in CORLUX and to manufacture CORLUX tablets. These suppliers and manufacturers must comply with the FDA’s current Good Manufacturing Practices, or cGMP, regulations and guidelines. Our suppliers and manufacturers may encounter difficulties in achieving quality control and quality assurance and may experience shortages of qualified personnel. Their failure to follow cGMP or other regulatory requirements and to document their compliance with cGMP may lead to significant delays in the availability of products for commercial use or clinical study or the termination or hold on a clinical study, or may delay or prevent filing or approval of marketing applications for CORLUX.

Failure of our third party suppliers and manufacturers or us to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could harm our business. If the operations of any current or future supplier or manufacturer were to become unavailable for any reason, commercialization of CORLUX could be delayed and our revenue from product sales could be reduced.

We may use a different third-party manufacturer to produce commercial quantities of CORLUX than we are using in our clinical trials. The FDA may require us to conduct a study to demonstrate that the tablets used in our clinical trials are equivalent to the final commercial product. If we are unable to establish that the tablets are equivalent or if the FDA disagrees with the results of our study, commercial launch of CORLUX would be delayed.

If we or others identify side effects after our product candidates are on the market, we may be required to perform lengthy additional clinical trials, change the labeling of our future products or withdraw our future products from the market, any of which would hinder or preclude our ability to generate revenues.

If we or others identify side effects after any of our product candidates are on the market:

•	regulatory authorities may withdraw their approvals;

•

we may be required to reformulate our future products, conduct additional clinical trials, make changes in labeling of such products or implement changes to or obtain re-approvals of our manufacturing facilities;

•	we may experience a significant drop in the sales of the affected products;

•	our reputation in the marketplace may suffer; and

•	we may become the target of lawsuits, including class action lawsuits.

Any of these events could harm or prevent sales of the affected products or could increase the costs and expenses of commercializing and marketing these product candidates.

If CORLUX or future product candidates conflict with the patents of others or if we become involved in other intellectual property disputes, we may have to engage in costly litigation or obtain a license and we may be unable to commercialize our product candidates.

Our success depends in part on our ability to obtain and maintain adequate patent protection for the use of CORLUX for the treatment of the psychotic features of psychotic depression and other potential uses of GR-II antagonists. If we do not adequately protect our intellectual property, competitors may be able to use our intellectual property and erode our competitive advantage.

To date, we own seven issued U.S. method of use patents and have exclusively licensed three issued U.S. method of use patents, with a number of corresponding foreign patents or patent applications. We have eight U.S. method of use patent applications for GR-II antagonists. We own one composition of matter patent and have two composition of matter patent applications covering specific GR-II antagonists pending. We have applied, and will continue to apply, for patents covering our product candidates as we deem appropriate.

We have exclusively licensed three issued U.S. patents from Stanford University for the use of GR-II antagonists in the treatment of psychotic major depression, which is commonly referred to as psychotic depression, cocaine-induced psychosis and early dementia, including early Alzheimer’s disease. We bear the costs of protecting and defending the rights to these patents. In order to maintain the exclusive license to these patents until their expiration, we are obligated to make milestone and royalty payments to Stanford University. We are currently in compliance with our obligations under this agreement. If we become noncompliant, we may lose the right to commercialize CORLUX for the treatment of psychotic depression, cocaine-induced psychosis and early dementia and our business would be materially harmed. In addition, if Stanford University were to terminate our CORLUX license due to breach of the license on our part, we would not be able to commercialize CORLUX for the treatment of the psychotic features of psychotic depression, cocaine-induced psychosis or early dementia.

Our patent applications and patents licensed or issued to us may be challenged by third parties and our patent applications may not result in issued patents. For example, in 2004, Akzo Nobel, which was subsequently acquired by Schering Plough, filed an observation challenging the claims of our exclusively licensed European patent application with claims directed to psychotic depression. In 2005, we filed a rebuttal to the EPO that responded to the points raised by Akzo Nobel. In February 2006, the EPO allowed our patent application and in July 2006, this patent was issued. In April 2007 we received notification that there will be no opposition proceedings in Europe in regards to this patent.

Our presently pending and future patent applications may not issue as patents, and any patent issued to us may be challenged, invalidated, held unenforceable or circumvented. For example, the arguments presented by Akzo Nobel could be raised in the United States either before the U.S. Patent and Trademark Office or in a court of law. Furthermore, the claims in patents which have been issued to us, or which may be issued to us in the future, may not be sufficiently broad to prevent third parties from producing competing products. In addition, the laws of various foreign countries in which we compete may not protect our intellectual property to the same extent as do the laws of the United States. If we fail to obtain adequate patent protection for our proprietary technology, our competitors may produce competing products based on our technology, which would impair our ability to compete.

If a third party were successful in asserting an infringement claim against us, we could be forced to pay damages and prevented from developing, manufacturing or marketing our potential products. We do not have liability insurance for patent infringements. A third party could require us to obtain a license to continue to use their intellectual property, and we may not be able to do so on commercially acceptable terms, or at all. We believe that significant litigation will continue in our industry regarding patent and other intellectual property rights. If we become involved in litigation, it could consume a substantial portion of our resources. Regardless of the merit of any particular claim, defending a lawsuit takes significant time, is expensive and diverts management’s attention from other business.

If we are unable to protect our trade secrets and proprietary information, our ability to compete in the market could be diminished.

In addition to patents, we rely on a combination of confidentiality, nondisclosure and other contractual provisions, laws protecting trade secrets and security measures to protect our trade secrets and proprietary information. Nevertheless, these measures may not adequately protect our trade secrets or other proprietary information. If they do not adequately protect our rights, third parties could use our proprietary information, which could diminish our ability to compete in the market. In addition, employees, consultants and others who participate in the development of our product candidates may breach their agreements with us regarding our trade secrets and other proprietary information, and we may not have adequate remedies for the breach. We also realize that our trade secrets may become known through means not currently foreseen. Notwithstanding our efforts to protect our trade secrets and proprietary information, our competitors may independently develop similar or alternative products that are equal or superior to our product candidates without infringing on any of our proprietary information or trade secrets.

Our licensed patent covering the use of mifepristone to treat psychotic depression is a method of use patent rather than a composition of matter patent, which increases the risk that physicians will prescribe another manufacturer’s mifepristone for the treatment of Cushing’s Syndrome or psychotic depression rather than CORLUX or patients may acquire mifepristone from other sources, such as the internet or black market.

We have an exclusive license from Stanford University to a patent covering the use of GR-II antagonists, including mifepristone, for the treatment of psychotic depression. A method of use patent covers only a specified use of a particular compound, not a particular composition of matter. All of our issued patents and all but three of our eleven U.S. patent applications are method of use patents. Because none of our issued patents covers the composition of mifepristone, we cannot prevent others from commercializing mifepristone in indications not covered by our method of use patents. If others receive approval to manufacture and market mifepristone or any other GR-II antagonist, physicians could prescribe mifepristone or any other GR-II antagonist for patients with psychotic depression instead of CORLUX. Although any such “off-label” use would violate our licensed patent, effectively monitoring compliance with our licensed patent may be difficult and costly. In addition, if others develop a treatment for psychotic depression that works through a mechanism which does not involve the GR-II receptor, physicians could prescribe that treatment instead of CORLUX.

In addition, we cannot be assured that patients will not obtain mifepristone from other sources. As with other pharmaceutical products, patients may be able to purchase mifepristone through the internet or black market. Mifepristone is also sold in the United States by Danco Laboratories for the termination of early pregnancy. While distribution is limited to a single dose provided in the physician’s office and covered by other restrictions, we cannot be certain that Cushing’s Syndrome patients may not be able to obtain mifepristone from this source.

The composition of matter patents on our families of novel selective glucocorticoid antagonists may not be issued and we would not be able to prevent competition from others.

We have filed composition of matter patent claims on three families of novel selective glucocorticoid antagonists but not all of these have been issued. These have been filed internationally, with applications for two of the three families already granted in Europe. In the United States, an application for one of the three families has been issued and the application for another one of the families is in active prosecution and moving toward allowance. Examination has not yet begun in the U.S. on our third novel selective GR-II family. We cannot be certain that these patents will be issued to us. If these patents are not issued we may not be able to prevent others from developing competing compounds. The competing products could be prescribed by physicians instead of those developed by us.

Our efforts to discover, develop and commercialize new product candidates beyond CORLUX are at a very early stage. If we fail to identify and develop additional uses for GR-II antagonists, we may be unable to market additional products.

To develop additional potential sources of revenue, we believe that we must identify and develop additional product candidates. We own or have exclusively licensed issued U.S. patents covering the use of GR-II antagonists to treat psychotic depression, weight gain due to treatment with antipsychotic medication, early dementia, mild cognitive impairment, psychosis associated with cocaine addiction, delirium, gastroesophageal reflux disease, Down’s Syndrome and stress disorders. In addition, we have eight U.S. method of use patent applications covering GR-II antagonists for the treatment of a number of other metabolic and psychiatric disorders and three U.S. composition of matter patent applications covering specific GR-II antagonists.

We may not develop or continue to develop product candidates for any of the indications or compounds covered by our patents and patent applications. Typically, there is a high rate of attrition for product candidates in preclinical and clinical trials, so our product development efforts may not lead to commercially viable products. The use of GR-II antagonists may not be effective to treat these conditions or any other indications. In addition, we could discover that the use of GR-II antagonists in these patient populations has unacceptable side effects or is otherwise not safe.

We may elect to enter into collaboration arrangements with respect to one or more of our product candidates. If we do enter into such an arrangement, we would be dependent on a collaborative partner for the success of the product candidates developed under the arrangement. Any future collaborative partner may fail to successfully develop or commercialize a product candidate under a collaborative arrangement.

We only have significant clinical experience with CORLUX and we may determine that CORLUX is not desirable for uses other than for the treatment of Cushing’s Syndrome or the treatment of the psychotic features of psychotic depression. In that event, we would have to identify and may need to secure rights to a different GR-II antagonist. For example, we do not intend to develop CORLUX for mitigation of the weight gain associated with the use of Zyprexa, Risperdal, or other atypical antipsychotics, even though we have reported positive results in the proof of concept studies described elsewhere in this Quarterly Report on Form 10-Q. We are pursuing other GR-II antagonists for this use and may pursue additional compounds. The compounds developed pursuant to our preclinical and discovery research programs, including CORT 108297, may fail to generate commercially viable product candidates in spite of the resources we may dedicate to the program. Even if product candidates are identified, we may abandon further development efforts before we reach clinical trials or after expending significant expense and time conducting clinical trials due to financial constraints, concerns over safety, efficacy of the product candidates or for other reasons. Moreover, governmental authorities may enact new legislation or regulations that could limit or restrict our development efforts. If we are unable to successfully discover and commercialize new uses for GR-II antagonists, we may be unable to generate sufficient revenue to support our operations.

We may have substantial exposure to product liability claims and may not have adequate insurance to cover those claims.

We may be subject to product liability or other claims based on allegations that the use of our products has resulted in adverse effects or that our product candidates are not effective, whether by participants in our clinical trials for CORLUX or other product candidates, or by patients using our future products. A product liability claim may damage our reputation by raising questions about our product candidates’ safety or efficacy and could limit our ability to sell a product by preventing or interfering with product commercialization. In some cases, less common adverse effects of a pharmaceutical product are not known until long after the FDA approves the product for marketing. The active ingredient in CORLUX is used to terminate pregnancy. Therefore, necessary and strict precautions must be taken by clinicians using the medicine in our clinical trials and, if approved by the FDA, physicians prescribing the medicine to women with childbearing potential, to insure that the medicine is not administered to pregnant women. The failure to observe these precautions could result in significant product claims.

We have only limited product liability insurance coverage, with limits that we believe to be customary for a development stage company. We intend to expand our product liability insurance coverage to any product candidates for which we obtain marketing approval. However, this insurance may be prohibitively expensive or may not fully cover our potential liabilities. Our inability to obtain adequate insurance coverage at an acceptable cost could prevent or inhibit the commercialization of our product candidates. Defending a lawsuit could be costly and significantly divert management’s attention from conducting our business. If a third party successfully sues us for any injury caused by our product candidates, our liability could exceed our total assets.

If CORLUX is approved and we are unable to obtain acceptable prices or adequate coverage and reimbursement for it from third-party payors, we will be unable to generate significant revenues.

There is significant uncertainty related to the availability of third-party insurance coverage and reimbursement for newly approved medications. The commercial success of our potential medications in both domestic and international markets is dependent on whether third-party coverage and reimbursement is available for them. Government payors, including Medicare and Medicaid, health maintenance organizations and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement of new medicines, and, as a result, they may not cover or provide adequate payment for our medications. The continuing efforts of government and other third-party payors to contain or reduce the costs of health care may limit our revenues. Our dependence on the commercial success of CORLUX alone makes us particularly susceptible to any cost containment or reduction efforts. Accordingly, even if CORLUX or future product candidates are approved for commercial sale, unless government and other third-party payors provide adequate coverage and reimbursement for our future products, physicians may not prescribe them. We intend to sell CORLUX directly to hospitals if we receive FDA approval. As a result, we will need to obtain approval from hospital formularies to receive wide-spread third-party coverage and reimbursement. If we fail to obtain that approval, we will be unable to generate significant revenues.

In some foreign markets, pricing and profitability of prescription pharmaceuticals are subject to government control. In the United States, we expect that there will continue to be federal and state proposals for similar controls. Also, the trends toward managed health care in the United States and proposed legislation intended to reduce the cost of government insurance programs could significantly influence the purchase of health care services and products and may result in lower prices for our future products or the exclusion of such products from reimbursement programs.

We may face competition from other companies who attempt to develop mifepristone for the treatment of Cushing’s Syndrome, which could limit our future revenues from the commercialization of CORLUX for the treatment of that disorder and which could have a negative impact on future revenues from the commercialization of CORLUX for any indication.

We are aware that Laboratoire HRA Pharma has received an Orphan Drug Designation in the United States and Europe for the use of mifepristone to treat a subtype of Cushing’s Syndrome and has begun a Phase II clinical trial in Europe and the United States for this indication. We are also aware that Exelgyn Laboratories recently received a recommendation for Orphan Drug Designation for Cushing’s Syndrome in Europe, but they have stated that they have not yet conducted any clinical trials. We are aware that Novartis is developing a somatostatin analogue that is in Phase 3 trials for various endocrine disorders, including Cushing’s disease, which is a subset of the patients with Cushing’s Syndrome. If a product is approved for commercialization before CORLUX, our potential future revenue could be reduced by the possibility of off-label use of mifepristone for psychotic depression or for Cushing’s Syndrome.

We face competition from companies with substantial financial, technical and marketing resources, which could limit our future revenues from the commercialization of CORLUX for the treatment of psychotic depression or for other indications.

If approved for commercial use, CORLUX as a treatment for psychotic depression will compete with established treatments, including ECT and combination medicinal therapy.

Combination medicinal therapy consists of the use of antipsychotic and antidepressant medicines, not currently approved for the treatment of psychotic depression. The antipsychotics are prescribed for off-label use by physicians to treat the psychotic features of psychotic depression, which is the clinical target of CORLUX. Antipsychotics include Bristol-Myers Squibb’s Abilify, Novartis’ Clozaril, Pfizer’s Geodon and Navane, Ortho-McNeil’s Haldol, Janssen Pharmaceutica’s Risperdal, AstraZeneca’s Seroquel, GlaxoSmithKline’s Stelazine and Thorazine, Mylan’s Mellaril, Schering Corporation’s Trilafon and Eli Lilly’s Zyprexa. CORLUX may not compete effectively with these established treatments. We are aware of one clinical trial conducted by Organon, for a new chemical entity for the treatment of psychotic depression. Organon was the pharmaceutical division of Akzo Nobel, which was purchased by Schering Plough. Organon’s new chemical entity is a GR-II antagonist, the commercial use of which would be covered by our patent. As discussed above, in 2004, Akzo Nobel filed an observation in our exclusively licensed European patent application with claims directed to psychotic depression, in which it challenged the claims of that patent application. In 2005, we filed a rebuttal to the EPO that responded to the points raised by Akzo Nobel. In February 2006, the EPO allowed our patent application. In July 2006, the patent was issued. As of the time of filing of this report, we are not aware of any other public disclosures by any company, regarding the development of new products to treat psychotic depression.

Our present and potential competitors include major pharmaceutical companies, as well as specialized pharmaceutical firms, universities and public and private research institutions. Moreover, we expect competition to intensify as technical advances are made. These competitors, either alone or with collaborative parties, may succeed with the development and commercialization of medicinal products that are superior to and more cost-effective than CORLUX. Many of our competitors and related private and public research and academic institutions have greater experience, more financial resources and larger research and development staffs than we do. In addition, many of these competitors, either alone or together with their collaborative partners, have significantly greater experience than we do in developing human medicines, obtaining regulatory approvals, manufacturing and commercializing products.

Accordingly, CORLUX may not be an effective competitor against established treatments and our present or potential competitors may succeed in developing medicinal products that are superior to CORLUX or render CORLUX obsolete or non-competitive. If we are unable to establish CORLUX as a superior and cost-effective treatment for psychotic depression, or any future use, we may be unable to generate the revenues necessary to support our business.

Rapid technological change could make our product candidates obsolete.

Pharmaceutical technologies have undergone rapid and significant change and we expect that they will continue to do so. Our future will depend in large part on our ability to maintain a competitive position with respect to these technologies. Any products and processes that we develop may become obsolete or uneconomical before we recover any or all expenses incurred in connection with their development. Rapid technological change could make our product candidates obsolete or uneconomical, which could materially adversely affect our business, financial condition and results of operations.

We have no sales staff and limited marketing activities and will need to develop sales and marketing capabilities to successfully commercialize CORLUX and any future uses of GR-II antagonists.

Our employees have limited experience in marketing or selling pharmaceutical products and we currently have no sales staff and limited marketing activities. To achieve commercial success for any approved product, we must either develop a sales and marketing force or enter into arrangements with others to market and sell our future products. We currently plan to establish small, specialty sales forces to market and sell CORLUX in the United States for the treatment of Cushing’s Syndrome and for the treatment of the psychotic features of psychotic depression, as each indication is approved for marketing by the FDA. However, our sales and marketing efforts may not be successful or cost-effective. In the event that the commercial launch of CORLUX is delayed due to FDA requirements or other reasons, we may establish a sales and marketing force too early relative to the launch of CORLUX. This may be expensive, and our investment would be lost if the sales and marketing force could not be retained. If our efforts to develop a sales and marketing force are not successful, cost-effective and timely, we may not achieve profitability.

We may need to increase the size of our organization, and we may experience difficulties in managing growth.

As we expand our research and development efforts and develop a sales and marketing organization, we expect to experience growth, which may strain our operations, product development and other managerial and operating resources. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. To date, we have relied on a small management team, including a number of part-time contributors. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

To that end, we must be able to:

•	manage our research and development efforts effectively;

•	manage our clinical trials effectively;

•	integrate additional management, clinical development, administrative and sales and marketing personnel;

•	expand the size and composition of our management team;

•	develop our administrative, accounting and management information systems and controls; and

•	hire and train additional qualified personnel.

We may not be able to accomplish these tasks, and our failure to accomplish any of them could harm our business.

If we lose our key personnel or are unable to attract and retain additional skilled personnel, we may be unable to pursue our product development and commercialization efforts.

We depend substantially on the principal members of our management and scientific staff, including Joseph K. Belanoff, M.D., our Chief Executive Officer, and Robert L. Roe, M.D., our President. We do not have agreements with any of our executive officers that provide for their continued employment with us or employment insurance covering any of our key personnel. Any officer or employee can terminate his or her relationship with us at any time and work for one of our competitors. The loss of these key individuals could result in competitive harm because we could experience delays in our product research, development and commercialization efforts without their expertise.

Our ability to operate successfully and manage our potential future growth depends significantly upon retaining key research, technical, sales, marketing, managerial and financial personnel, and attracting and retaining additional highly qualified personnel in these areas. We face intense competition for such personnel from numerous companies, as well as universities and nonprofit research organizations in the highly competitive northern California business area. Although we believe that we have been successful in attracting and retaining qualified personnel to date, we may not be able to attract and retain sufficient qualified personnel in the future. The inability to attract and retain these personnel could result in delays in the research, development and commercialization of our potential products.

If we acquire other GR-II antagonists or other technologies or potential products, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

If appropriate opportunities become available, we may attempt to acquire other GR-II antagonists, particularly GR-II antagonists that do not terminate pregnancy. We may also be able to acquire other technologies or potential products that are complementary to our operating plan. We currently have no commitments, agreements or plans for any acquisitions. The process of acquiring rights to another GR-II antagonist or any other potential product or technology may result in unforeseen difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. In addition, we may fail to realize the anticipated benefits of any acquired potential product or technology. Future acquisitions could dilute our stockholders’ ownership interest in us and could cause us to incur debt, expose us to future liabilities and result in amortization or other expenses related to goodwill and other intangible assets.

The occurrence of a catastrophic disaster or other similar events could cause damage to our or our manufacturers’ facilities and equipment, which could require us to cease or curtail operations.

Because our executive offices are located in the San Francisco Bay Area and some of our current manufacturers are located in earthquake-prone areas, our business is vulnerable to damage from various types of disasters or other similarly disruptive events, including earthquake, fire, flood, power loss and communications failures. In addition, political considerations relating to mifepristone may put us and our manufacturers at increased risk for terrorist attacks, protests or other disruptive events. If any disaster or other similar event were to occur, we may not be able to operate our business and our manufacturers may not be able to produce our product candidates. Our insurance may not be adequate to cover, and our insurance policies may exclude coverage for, our losses resulting from disasters or other business interruptions.

Risks Related to Our Stock

The market price of our common stock may be highly volatile due to the limited number of shares of our common stock held by non-affiliates of the Company or factors influencing the stock market and opportunities for sale at any given time may be limited.

We cannot assure you that an active trading market for our common stock will exist at any time. Holders of our common stock may not be able to sell shares quickly or at the market price if trading in our common stock is not active. During the 52-week period ended November 6, 2009, our average daily trading volume has been approximately 32,000 shares and the intra-day sales prices per share of our common stock on the NASDAQ Capital Market has ranged from $0.73 to $3.10. As of November 6, 2009, our officers, directors and principal stockholders control approximately 60% of our common stock. The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

•	our cash and short-term investment position;

•	actual or anticipated timing and results of our clinical trials;

•	actual or anticipated regulatory approvals of our product candidates or of competing products;

•	changes in laws or regulations applicable to our product candidates or our competitors’ products;

•	changes in the expected or actual timing of our development programs or our competitors’ potential development programs;

•	actual or anticipated variations in quarterly operating results;

•	announcements of technological innovations by us, our collaborators or our competitors;

•	new products or services introduced or announced by us or our competitors;

•	general market and economic conditions, including those seen as a result of the recent worldwide financial credit crisis;

•	changes in financial estimates or recommendations by securities analysts;

•	conditions or trends in the biotechnology and pharmaceutical industries;

•	changes in the market valuations of similar companies;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•	developments concerning collaborations;

•	trading volume of our common stock;

•	limited number of shares of our common stock held by our non-affiliates;

•	maintaining compliance with the listing requirements of the stock exchange on which we are listed;

•	announcement of, or expectation of, additional financing efforts; and

•	sales of our common stock by us or our stockholders.

In addition, the stock market in general, the Nasdaq Capital Market and the market for biotechnology and life sciences companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources.

If we fail to continue to meet all applicable Nasdaq Capital Market requirements, our stock could be delisted by the Nasdaq Capital Market. If delisting occurs, it would adversely affect the market liquidity of our common stock and harm our business.

If we are unable to meet any of the Nasdaq listing requirements in the future, including, for example, if the closing bid price for our common stock is below $1 per share for 30 consecutive trading days, the Nasdaq Capital Market staff could determine to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease. Such delisting could also adversely affect our ability to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees.

Securities analysts may not continue to provide or initiate coverage of our common stock or may issue negative reports, and this may have a negative impact on our common stock’s market price.

Securities analysts currently covering our common stock may discontinue research coverage. Additional securities analysts may elect not to provide research coverage of our common stock. A lack of research coverage may adversely affect our common stock’s market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts who elects to cover us downgrades our stock, our stock price would likely decline rapidly and significantly. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline. In addition, rules mandated by the Sarbanes-Oxley Act of 2002, and a global settlement reached in 2003 between the SEC, other regulatory analysts and a number of investment banks have led to a number of fundamental changes in how analysts are reviewed and compensated. In particular, many investment banking firms are required to contract with independent financial analysts for their stock research. It may be difficult for companies such as ours with smaller market capitalizations to attract independent financial analysts that will cover our common stock. This could have a negative effect on our market price.

A sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease the price. Substantially all of the shares of our common stock are eligible for sale, subject to applicable volume and other resale restrictions.

We may be required to pay significant amounts if we are not able to meet our obligations under our outstanding registration rights agreements.

The registration rights agreement covering the approximately 8.9 million shares of our common stock issued in a private offering in March 2008 and an additional approximately 4.5 million shares of common stock underlying warrants issued in connection with the offering provided that if we failed to file or cause to be declared effective the registration statement covering the resale of these shares prior to a specified deadlines, or failed to maintain the effectiveness of such registration statement (subject to limited permissible suspension periods), we would be required to pay the holders of such shares and warrants liquidated damages at the rate of 1% of the purchase price of these shares and warrants per month, up to a total of 10%. The registration statement covering the resale of the shares and shares underlying the warrants sold in this transaction was declared effective by the SEC in November 2008. Since this registration statement was not declared effective within the time frame specified in the registration rights agreement, we became obligated to pay the investors in this financing liquidated damages of approximately $1.3 million in 2008. As noted above, if we fail to maintain the effectiveness of this registration statement, we may be obligated to pay additional liquidated damage amounts in the future.

See the discussion above under “Risks Related to our Business” regarding risks associated with the Committed Equity Financing Facility (CEFF), including the risks regarding registration rights under that agreement.

If we are required to pay significant amounts under these or future registration rights agreements, it could have a material adverse effect on our financial condition and ability to finance our operations.

Our officers, directors and principal stockholders acting as a group, will be able to significantly influence corporate actions.

As of November 6, 2009, our officers, directors and principal stockholders control approximately 60% of our common stock. As a result, these stockholders, acting together, will be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of this group of stockholders may not always coincide with our interests or the interests of other stockholders and may prevent or delay a change in control. This significant concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive disadvantages to owning stock in companies with controlling stockholders.

We may incur increased costs as a result of recently enacted and proposed changes in laws and regulations.

Recently enacted and proposed changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and regulations of the SEC and the Nasdaq Capital Market, have and will continue to result in increased costs to us. The new rules could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, or our board committees, or as executive officers. At present, we cannot predict or estimate the amount of the additional costs related to these new rules and regulations or the timing of such costs.

Compliance with public company obligations, including the securities laws and regulations, is costly and requires significant management resources, and we may fail to comply.

We are a small company with limited resources.

The federal securities laws and regulations, including the corporate governance and other requirements of the Sarbanes-Oxley Act of 2002, impose complex and continually changing regulatory requirements on our operations and reporting. These requirements impose comprehensive reporting and disclosure requirements, set stricter independence and financial expertise standards for audit committee members, and impose civil and criminal penalties for companies, their chief executive officers, principal financial officers and directors for securities law violations. These requirements have increased and will continue to increase our legal compliance costs, increase the difficulty and expense in obtaining director and officer liability insurance, and make it harder for us to attract and retain qualified members of our Board of Directors and/or qualified executive officers. Such developments could harm our results of operations and divert management’s attention from business operations.

In addition, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting in their annual reports on Form 10-K. This requirement first applied to our annual report on Form 10-K for the year ended December 31, 2007. This same legislation also requires that the independent registered public accounting firm auditing our financial statements must attest to and report on the effectiveness of our internal controls over financial reporting. The SEC postponed the initial compliance date for this requirement for smaller reporting companies and, under a recent rule change by the SEC that is effective December 15, 2009, the requirement for the auditor’s attestation and report will first apply to our annual report on Form 10-K for our fiscal year ending December 31, 2010. Uncertainty exists regarding our ability to comply with these requirements by applicable deadlines and to maintain compliance in future years. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting in 2009 or in future years or if our independent registered public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal control over financial reporting as of the required deadline in 2010 and as of future year ends, investors could lose confidence in the reliability of our financial reporting.

Changes in or interpretations of accounting rules and regulations, such as expensing of stock options, could result in unfavorable accounting charges or require us to change our compensation policies.

Accounting methods and policies for business and marketing practices of pharmaceutical companies, including policies regarding expensing employee stock options, are subject to further review, interpretation and guidance from relevant accounting authorities, including the SEC. For example, in December 2004, the Financial Accounting Standards Board adopted Financial Accounting Standard 123R, “Share Based Payment.” This statement, which we adopted in 2006, requires the recording of expense for the fair value of stock options granted. As a result, our operating expenses have increased and are likely to continue to increase. We rely heavily on stock options to compensate existing employees and attract new employees. Because we are now required to expense stock options on a fair-value basis, we may choose to reduce our reliance on stock options as a compensation tool. If we reduce our use of stock options, it may be more difficult for us to attract and retain qualified employees. Although we believe that our accounting practices are consistent with current accounting pronouncements, changes to or interpretations of accounting methods or policies in the future may require us to reclassify, restate or otherwise change or revise our financial statements.

Anti-takeover provisions in our charter and bylaws and under Delaware law may make an acquisition of us or a change in our management more difficult, even if an acquisition or a management change would be beneficial to our stockholders.

Provisions in our charter and bylaws may delay or prevent an acquisition of us or a change in our management. Some of these provisions divide our board into three classes with only a portion of our directors subject to election at each annual meeting, allow us to issue preferred stock without any vote or further action by the stockholders, require advance notification of stockholder proposals and nominations of candidates for election as directors and prohibit stockholders from acting by written consent. In addition, a supermajority vote of stockholders is required to amend our bylaws. Our bylaws provide that special meetings of the stockholders may be called only by our Chairman, President or the Board of Directors and that the authorized number of directors may be changed only by resolution of the Board of Directors. These provisions may prevent or delay a change in our Board of Directors or our management, which is appointed by our board of directors. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. Section 203 may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us. These provisions in our charter, bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

On October 12, 2009, we entered into a Securities Purchase Agreement (Purchase Agreement) with the purchasers named therein (Purchasers). Pursuant to the Purchase Agreement, we agreed to sell an aggregate of 12,596,475 shares (Shares) of common stock, par value $0.001, and warrants (Warrants) with an exercise price of $1.66 per share to purchase an aggregate of 4,408,773 shares of common stock, par value $0.001, to the Purchasers. The Shares and Warrants were sold at a purchase price of $1.43 per “unit,” which consisted of one Share of common stock and a Warrant to purchase 0.35 shares of common stock, for aggregate gross proceeds of approximately $18 million (Offering). The Offering closed on October 16, 2009. Investors participating in the Offering include Longitude Venture Partners, L.P., Sutter Hill Ventures and Alta Partners, LLP, venture capital firms that are all significant shareholders, as well as various entities and individuals related to these firms. Purchasers who were not previously shareholders included Ingalls & Snyder and Federated Kaufmann Funds. The Purchasers also include trusts and other entities related to members of the Company’s Board of Directors, including G. Leonard Baker, Jr., Joseph C. Cook, Patrick G. Enright, David L. Mahoney and Edward E. Penhoet, Ph.D., and other accredited investors. Mr. Enright is a managing director of Longitude Venture Partners, L.P. Mr. Baker is a partner and managing director of Sutter Hill Ventures. Dr. Penhoet is a director of Alta Partners, LLP.

In connection with the Purchase Agreement, on October 12, 2009, we entered into a Registration Rights Agreement (Registration Rights Agreement) with the Purchasers. Pursuant to the Registration Rights Agreement, we agreed to prepare and file a registration statement with the Securities and Exchange Commission (SEC) on or prior to November 16, 2009 for purposes of registering the resale of the Shares, the shares of common stock issuable upon exercise of the Warrants, and any shares of common stock issued as a dividend or other distribution with respect to the Shares or shares underlying the Warrants. We agreed to use our reasonable best efforts to cause this registration statement to be declared effective by the SEC within 90 days after the closing of the offering (105 days in the event the registration statement is reviewed by the SEC). We also agreed, among other things, to indemnify the selling holders under the registration statements from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions and all legal fees of any selling holder) incident to our obligations under the Registration Rights Agreement. We expect to use the net proceeds from the Offering to fund the completion of enrollment in its Phase 3 trial of CORLUX for Cushing’s Syndrome and the submission of its Cushing’s Syndrome NDA, as well as for general corporate purposes, including working capital.

The financing is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended, and Regulation D under the Securities Act of 1933, as amended.

The securities sold and issued in connection with the Purchase Agreement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

Not applicable.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

Exhibit Number	Description of Document
4.1	Form of Warrant issued in connection with the Securities Purchase Agreement by and among Corcept Therapeutics Incorporated and the purchasers named therein, dated October 12, 2009.

4.2	Registration Rights Agreement by and among Corcept Therapeutics Incorporated and the investors signatory thereto, dated October 12, 2009.

10.1	Securities Purchase Agreement by and among Corcept Therapeutics Incorporated and the purchasers named therein, dated October 12, 2009.

31.1	Certification pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934 of Joseph K. Belanoff, M.D.

31.2	Certification pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934 of Caroline M. Loewy.

32.1	Certification pursuant to 18 U.S.C. Section 1350 of Joseph K. Belanoff, M.D.

32.2	Certification pursuant to 18 U.S.C. Section 1350 of Caroline M. Loewy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: November 12, 2009	/s/ JOSEPH K. BELANOFF
Joseph K. Belanoff, M.D. Chief Executive Officer

Date: November 12, 2009	/s/ CAROLINE M. LOEWY
Caroline M. Loewy
Chief Financial Officer
(Principal financial officer)

Exhibit Index

Exhibit Number	Description of Document
4.1	Form of Warrant issued in connection with the Securities Purchase Agreement by and among Corcept Therapeutics Incorporated and the purchasers named therein, dated October 12, 2009.

4.2	Registration Rights Agreement by and among Corcept Therapeutics Incorporated and the investors signatory thereto, dated October 12, 2009.

10.1	Securities Purchase Agreement by and among Corcept Therapeutics Incorporated and the purchasers named therein, dated October 12, 2009.

31.1	Certification pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934 of Joseph K. Belanoff, M.D.

31.2	Certification pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934 of Caroline M. Loewy.

32.1	Certification pursuant to 18 U.S.C. Section 1350 of Joseph K. Belanoff, M.D.

32.2	Certification pursuant to 18 U.S.C. Section 1350 of Caroline M. Loewy.

Exhibit 4.1

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

WARRANT NO.	NUMBER OF SHARES:
DATE OF ISSUANCE: , 20	(subject to adjustment)

WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF

CORCEPT THERAPEUTICS INCORPORATED

This Warrant is issued to                                 , or its registered assigns (including any successors or assigns, the “Purchaser”), pursuant to that certain Securities Purchase Agreement, dated as of October 12, 2009, between Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), the Purchaser and certain other purchasers thereunder (the “Purchase Agreement”) and is subject to the terms and conditions of the Purchase Agreement.

1. EXERCISE OF WARRANT.

(a) Method of Exercise. Subject to the terms and conditions herein set forth, upon surrender of this Warrant at the principal office of the Company and upon payment of the Warrant Price (as defined below) by wire transfer to the Company or cashier’s check drawn on a United States bank made payable to the order of the Company, the Purchaser is entitled to purchase from the Company, at any time after the date hereof and on or before 5:00 p.m. New York City time on October 16, 2012 (the “Expiration Date”), up to              shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock (as defined below) of the Company (the “Warrant Stock”), at a purchase price of $1.66 per share (the “Warrant Price”), subject to adjustment as set forth herein.

2. CERTAIN ADJUSTMENTS.

(a) Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein) (a “Reorganization”), or a merger or consolidation of the Company with another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision shall be made so that the Purchaser shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such Reorganization or Merger, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Reorganization or Merger if this Warrant had been exercised immediately before that Reorganization or Merger. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Purchaser after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, exchanges, liquidations, recapitalizations, changes, consolidations, mergers, sales, transfers or other dispositions, if any.

(b) Splits and Subdivisions; Dividends. In the event the Company should at any time, or from time to time, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

(c) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Warrant Price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

(d) Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the

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Company or other persons, assets (excluding cash dividends paid out of net profits) or options or rights not referred to in Section 2(b), then, in each such case for the purpose of this Section 2(d), upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

3. NO FRACTIONAL SHARES. No fractional shares of Warrant Stock will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Warrant Stock.

4. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Purchaser shall not have nor exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).

5. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Stock (or other securities) upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Stock upon the exercise of this Warrant.

6. MECHANICS OF EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the holder hereof, at the principal office of the Company together with payment in full of the Warrant Price then in effect with respect to the number of shares of Warrant Stock as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

7. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Purchaser a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

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8. REPRESENTATIONS OF PURCHASER. As of the date hereof, the Purchaser hereby confirms the representations and warranties made by the Purchaser in Section 5 of the Purchase Agreement.

9. COMPLIANCE WITH SECURITIES LAWS.

(a) The Purchaser understands that this Warrant and the Warrant Stock are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Stock may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(b) Prior and as a condition to any exercise of this Warrant or the sale or transfer of the Warrant Stock issuable upon exercise of this Warrant, the Purchaser shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that such exercise, sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act unless such Warrant Stock is being sold or transferred pursuant to an effective registration statement.

(c) The Purchaser acknowledges that the Company may place a restrictive legend on the Warrant Stock issuable upon exercise of this Warrant in order to comply with securities laws unless such shares of Warrant Stock are otherwise freely tradable under Rule 144 of the Securities Act.

10. NOTICES OF RECORD DATE. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(b) any Reorganization or Merger; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be delivered to the Purchaser (or a permitted transferee in compliance with Section 9 above) a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which

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any such Reorganization, Merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Reorganization, Merger, dissolution, liquidation or winding-up. Such notice shall be delivered at least ten (10) business days prior to the date therein specified.

11. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, destruction or mutilation of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12. NO IMPAIRMENT. Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Reorganization, Merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser against impairment.

13. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal U.S. holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal U.S. holiday.

14. TRANSFERS; EXCHANGES. (a) Subject to compliance with applicable federal and state securities laws and Section 9 hereof, this Warrant may be transferred by the Purchaser with respect to any or all of the Warrant Stock purchasable hereunder. Upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Purchaser, for transfer of this Warrant as an entirety by Purchaser, the Company shall issue a new Warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Purchaser, for transfer of this Warrant with respect to a portion of the Warrant Stock purchasable hereunder, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Purchaser, and shall issue to the Purchaser a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(b) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.

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15. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (other than Section 5-1401 of the General Obligations Law). Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at 149 Commonwealth Drive, Menlo Park, California 94025, Attention: Chief Financial Officer; Facsimile: (650) 327-3218; E-Mail: cloewy@corcept.com; with a copy to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Attention: Alan C. Mendelson; Facsimile: (650) 463-4693; E-Mail: alan.mendelson@lw.com and (b) if to the Purchaser, at such address or addresses as may have been furnished by the Purchaser to the Company in writing.

(c) The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

16. WAIVER. The Company will not, by any voluntary action avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Warrant is issued effective as of the date first set forth above.

CORCEPT THERAPEUTICS INCORPORATED

By:
Name:	Caroline Loewy
Title:	Chief Financial Officer

EXHIBIT A

NOTICE OF INTENT TO EXERCISE

(To be signed only upon exercise of Warrant)

To: Corcept Therapeutics Incorporated

The undersigned, the Purchaser of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                  (            ) shares of Common Stock of Corcept Therapeutics Incorporated and              herewith makes payment of                                  Dollars ($        ) thereof.

The undersigned by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 9 thereof.

DATED:

(Signature must conform in all respects to name of the Purchaser as specified on the face of the Warrant)

Name:
Address:

EXHIBIT B

NOTICE OF ASSIGNMENT FORM

FOR VALUE RECEIVED,                                  (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Corcept Therapeutics Incorporated (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 9 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Dated:	Signature:

Witness:

ASSIGNEE ACKNOWLEDGMENT

The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 9 thereof.

Signature:

By:
Its:
Address:

Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 12, 2009, by and among Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), and the investors signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of October 12, 2009, among the Company and the Purchasers (the “Purchase Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Advice” shall have the meaning set forth in Section 7(d).

“Commission” means the United States Securities and Exchange Commission, or any successor entity or entities, including, if applicable, the staff of the Commission.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Effectiveness Date” means: (a) with respect to the Initial Registration, the 90th day following the Closing Date (or the 105th day following the Closing Date in the event the Initial Registration Statement is reviewed by the Commission), (b) with respect to any additional Registration Statements that may be required pursuant to Section 2 hereof, the 90th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section (or the 105th day following such date in the event such additional Registration Statement is reviewed by the Commission). If the Effectiveness Date falls on a Saturday, Sunday or other date that the Commission is closed for business, the Effectiveness Date shall be extended to the next day on which the Commission is open for business.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means: (a) with respect to the initial Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities, November 16, 2009, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2 hereof, the 45th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

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“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Initial Registration Statement” shall mean the initial Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities pursuant to Section 2(a).

“Losses” shall have the meaning set forth in Section 6(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Reduction Securities” shall have the meaning set forth in Section 2(b).

“Registrable Securities” means (i) the Shares issued pursuant to the Purchase Agreement, (ii) the Underlying Shares issuable upon exercise of the Warrants issued pursuant to the Purchase Agreement and (iii) any other shares of Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the Shares or the Underlying Shares; provided, that the securities referred to in (i)-(iii) above shall cease to be Registrable Securities upon the sale of such securities pursuant to a Registration Statement or Rule 144 under the Securities Act.

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“Registration Statement” means each of the following: (i) an initial registration statement which is required to register the resale of the Registrable Securities, and (ii) each additional registration statement, if any, contemplated by Section 2, and including, in each case, the Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall have the meaning set forth in the Purchase Agreement.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market (as defined in the Purchase Agreement), or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“Underlying Shares” shall have the meaning set forth in the Purchase Agreement.

“Warrants” shall have the meaning set forth in the Purchase Agreement.

2. Registration.

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Annex A. The Company shall use its reasonable best efforts to cause each Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Date for such Registration

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Statement, and shall, subject Section 7(d) hereof, use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that is three years after the Closing Date and (ii) the date on which all securities under such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). Notwithstanding the foregoing, the Company shall be entitled to suspend the effectiveness of the Registration Statement at any time prior to the expiration of the Effectiveness Period for up to an aggregate of 30 consecutive Trading Days or an aggregate of 50 Trading Days (which need not be consecutive) in any given 360-day period. It is agreed and understood that the Company shall, from time to time, be obligated to file one or more additional Registration Statements to cover any Registrable Securities which are not registered for resale pursuant to a pre-existing Registration Statement.

(b) Notwithstanding anything contained herein to the contrary, in the event that the Commission limits the amount of Registrable Securities that may be included and sold by Holders in any Registration Statement, including the Initial Registration Statement, pursuant to Rule 415 or any other basis, the Company may reduce the number of Registrable Securities included in such Registration Statement on behalf of the Holders in whole or in part (in case of an exclusion as to a portion of such Registrable Securities, such portion shall be allocated pro rata among such Holders first in proportion to the respective numbers of Registrable Securities represented by Underlying Shares requested to be registered by each such Holder over the total amount of Registrable Securities represented by Underlying Shares, and second in proportion to the respective numbers of Registrable Securities represented by Shares requested to be registered by each such Holder over the total amount of Registrable Securities represented by Shares) (such Registrable Securities, the “Reduction Securities”). In such event the Company shall give the Holders prompt notice of the number of such Reduction Securities excluded and the Company will not be liable for any damages under this Agreement in connection with the exclusion of such Reduction Securities. The Company shall use its reasonable best efforts at the first opportunity that is permitted by the Commission to register for resale the Reduction Securities. Such new Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Reduction Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Annex A. The Company shall use its reasonable best efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period, subject to Section 7(d) hereof. Notwithstanding the foregoing, the Company shall be entitled to suspend the effectiveness of such Registration Statement at any time prior to the expiration of the Effectiveness Period for an aggregate of no more than 30 consecutive Trading Days or an aggregate of 50 Trading Days (which need not be consecutive) in any given 360-day period.

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3. Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to the Holders copies of all such documents proposed to be filed (other than those incorporated by reference). Notwithstanding the foregoing, the Company shall not be required to furnish to the Holders any prospectus supplement being prepared and filed solely to name new or additional selling securityholders unless such Holders are named in such prospectus supplement. In addition, in the event that any Registration Statement is on Form S-1 (or other form which does not permit incorporation by reference), the Company shall not be required to furnish to the Holders any prospectus supplement containing information included in a report or proxy statement filed under the Exchange Act that would be incorporated by reference in such Registration Statement if such Registration Statement were on Form S-3 (or other form which permits incorporation by reference). The Company shall duly consider any comments made by Holders and received by the Company not later than two Trading Days prior to the filing of the Registration Statement, but shall not be required to accept any such comments to which it reasonably objects.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as Selling Stockholders but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c) Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day: (i)(A) when a Prospectus or any prospectus supplement (but only to the extent notice is required under Section 3(a) above) or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has been declared effective; (ii) of

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any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as Selling Stockholders or the Plan of Distribution; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included or incorporated by reference in a Registration Statement ineligible for inclusion or incorporation by reference therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material, non-public information.

(d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent reasonably requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the EDGAR system.

(f) Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. Subject to Section 7(d) hereof, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

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(g) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of those jurisdictions within the United States as any Holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, the natural persons thereof that have voting and dispositive control over the shares and any other information with respect to such Holder as the Commission requests.

4. Holder’s Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with the information set forth in the Purchaser Questionnaire and Selling Stockholder Questionnaire pursuant to the Purchase Agreement. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

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5. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Principal Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) reasonable fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

6. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, partners, members, stockholders and employees of each Holder, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, partners, members, stockholders and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose), or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the

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Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice (as defined below) or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, partners, members, stockholders or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) for so long as the Company is not a “Seasoned Issuer” and the prospectus delivery requirements of the Securities Act apply to sales by such Holder, such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the

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“Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties pursuant to this Section 6(c). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any

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other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

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(c) Subsequent Registration Rights. Until the initial Registration Statement required hereunder is declared effective by the Commission, the Company shall not enter into any agreement granting any registration rights with respect to any of its securities to any Person without the written consent of Holders representing no less than two-thirds of the then outstanding Registrable Securities; provided, that this Section 7(c) shall not prohibit the Company from fulfilling its obligations under any other registration rights agreements existing as of the date hereof; and provided, further, that this Section 7(c) shall not prohibit the Company from fulfilling any of the terms of the Common Stock Purchase Agreement dated March 25, 2008 between Kingsbridge Capital Limited and the Company, or the terms of the Registration Rights Agreement dated as of March 25, 2008 between Kingsbridge Capital Limited and the Company, including the registration rights granted to Kingsbridge Capital Limited pursuant to the terms thereof.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e) Furnishing of Information. Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably requested by the Company to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(f) Piggy-Back Registrations. If at any time during the Effectiveness Period, except as contemplated by Section 2(b) hereof, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within 15 days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(f) that are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without volume limitation or that are the subject of a then effective Registration Statement.

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(g) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Holder or Holders (as applicable) of no less than eighty percent of the then outstanding Registrable Securities. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(h) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

If to the Company:	Corcept Therapeutics Incorporated
149 Commonwealth Drive
Menlo Park, California 94025
Attention: Caroline Loewy, Chief Financial Officer
Facsimile: (650) 327-3218
E-Mail: cloewy@corcept.com

With a copy to:	Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Alan C. Mendelson
Facsimile: (650) 463-4693
E-Mail: alan.mendelson@lw.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature pages hereto

If to any other Person who is then the registered Holder:	To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(i) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

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(j) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (other than Section 5-1401 of the General Obligations Law). Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Use of Terms. The parties agree and acknowledge that when, in this Agreement, the Company is required to use its reasonable best efforts to perform any covenant under this Agreement, such requirement shall not obligate the Company, in the reasonable judgment of the disinterested members of its Board of Directors, to perform any act that will have a material adverse effect on the Company.

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(o) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(p) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made independently of any other Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ Caroline Loewy
Name:	Caroline Loewy
Title:	Chief Financial Officer

PURCHASERS:

Ingalls & Snyder Value Partners, L.P. By: /s/ Thomas O. Boucher Jr. Name: Thomas O. Boucher Jr. Title: General Partner	Robert L. Gipson By: /s/ Robert L. Gipson Name: Robert L. Gipson

Thomas L. Gipson By: /s/ Thomas O. Boucher, Jr. Name: Thomas O. Boucher, Jr., his attorney-in-fact	Thomas O. Boucher, Jr. By: /s/ Thomas O. Boucher, Jr. Name: Thomas O. Boucher, Jr.

Federated Kaufmann Fund, a portfolio of Federated Equity Funds By: /s/ Hans P. Utsch Name: Hans P. Utsch Title: Vice President, Federated Global Investment Management, as attorney-in-fact	Federated Kaufmann Fund II, a portfolio of Federated Insurance Series By: /s/ Aash Shah Name: Aash Shah Title: Vice President, Federated Global Investment Management, as attorney-in-fact

Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds By: /s/ Hans P. Utsch Name: Hans P. Utsch Title: Vice President, Federated Global Investment Management, as attorney-in-fact	American Skandia Trust, Federated Aggressive Growth Portfolio By: /s/ Aash Shah Name: Aash Shah Title: Vice President, Federated Global Investment Management, as attorney-in-fact

Longitude Venture Partners, L.P., a Delaware limited partnership By: Longitude Capital Partners, LLC Its: General Partner By: /s/ Patrick Enright Name: Patrick Enright Title: Managing Member	Longitude Capital Associates, L.P., a Delaware limited partnership By: Longitude Capital Partners, LLC Its: General Partner By: /s/ Patrick Enright Name: Patrick Enright Title: Managing Member

Alta BioPharma Partners II, L.P. By: Alta BioPharma Management II, LLC By: /s/ Edward Penhoet Name: Edward Penhoet Title: Director	Alta Embarcadero BioPharma Partners II, LLC By: /s/ Hilary Strain Name: Hilary Strain Title: VP of Finance & Admin

Sutter Hill Ventures, a California Limited Partnership By: /s/ William H. Younger Jr. Name: William H. Younger, Jr. Title: Managing Director of the General Partner	Saunders Holdings, L.P. By: /s/ Robert Yin Under Power of Attorney Name: G. Leonard Baker, Jr. Title: General Partner

Gregory P. and Sarah J.D. Sands Trust Agreement dated 2/24/99 By: /s/ Robert Yin Under Power of Attorney Name: Gregory P. Sands Title: Trustee	The White Family Trust U/A/D 4/3/97 By: /s/ Robert Yin Under Power of Attorney Name: James N. White Title: Trustee

Jeffrey W. and Christina R. Bird Trust Agreement dated 10/31/00 By: /s/ Robert Yin Under Power of Attorney Name: Jeffrey W. Bird Title: Trustee	Sheehan 2003 Trust By: /s/ Robert Yin Under Power of Attorney Name: Andrew T. Sheehan Title: Trustee

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO G. Leonard Baker, Jr. By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H Younger, Jr. By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover) By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Diane J. Naar By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Yu-Ying Chen By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Post) By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer	David L. Mahoney & Winnifred C. Ellis 1998 Family Trust By: /s/ David L. Mahoney Name: David L. Mahoney Title: Trustee

Joseph C. Cook, Jr. and Judith E. Cook, as Tenants in Common By: /s/ Joseph C. Cook, Jr. Name: Joseph C. Cook, Jr.	Joseph C. Cook, Jr. IRA By: /s/ Joseph C. Cook, Jr. Name: Joseph C. Cook, Jr.

Steven D. Singleton By: /s/ Steven D. Singleton Name: Steven D. Singleton	Joseph C. Cook, III By: /s/ Joseph C. Cook, III Name: Joseph C. Cook, III

Alexander Casdin By: /s/ Alexander Casdin Name: Alexander Casdin	Byron W. Smith By: /s/ Byron W. Smith Name: Byron W. Smith

Pelmea LP By: /s/ George H. Conrades Name: George H. Conrades Title: Managing Member	George H. Conrades By: /s/ George H. Conrades Name: George H. Conrades

Vaughn D. Bryson By: /s/ Vaughn D. Bryson Name: Vaughn D. Bryson Steven D. Pruett By: /s/ Steven D. Pruett Name: Steven D. Pruett	DeVivo Asset Management Co. LLC Money Purchase Pension Plan fbo Douglas G. DeVivo dtd 1/1/84 By: /s/ Douglas G. DeVivo Name: Douglas G. DeVivo Title: Trustee

Black Point Group LP By: /s/ Benjamin Shaw Name: Benjamin Shaw Title: Partner	David E. Shaw By: /s/ David E. Shaw Name: David E. Shaw

VP Company Investments 2008, LLC By: /s/ Alan C. Mendelson Name: Alan C. Mendelson Title: Member of Management Committee	Alan C. and Agnes B. Mendelson Family Trust By: /s/ Alan C. Mendelson Name: Alan C. Mendelson Title: Trustee

ANNEX A

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the date on which the shares of common stock covered by this prospectus may be sold by non-affiliates without any volume limitations pursuant to Rule 144 of the Securities Act.

Exhibit 10.1

CORCEPT THERAPEUTICS INCORPORATED

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of October 12, 2009 (the “Effective Date”), by and among Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”). Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser”.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance of 12,596,475 shares of its Common Stock, par value $0.001 per share (the “Common Stock”) and warrants in the form of Exhibit B hereto (the “Warrants”) to purchase an aggregate of 4,408,773 shares of Common Stock (each a “Warrant” and collectively the “Warrants”), on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.” The Shares and the Warrants are referred to collectively as the “Securities”.

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

2.1 Sale of Securities. At the Closing (as defined in Section 3), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, (a) the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers and (b) a Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers (such shares of Common Stock, the “Underlying Shares”). The aggregate purchase price for the Shares and Warrants purchased by each Purchaser is set forth opposite such Purchaser’s name on the Schedule of Purchasers.

2.2 Separate Agreement. Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Securities that appear on the Schedule of Purchasers that relate to such Purchaser. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Securities to each of the Purchasers is a separate sale. The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Securities such other Purchasers have agreed to purchase.

SECTION 3. CLOSING AND DELIVERY.

3.1 Closing. The closing of the purchase and sale of the Securities (which Securities are set forth in the Schedule of Purchasers) pursuant to this Agreement (the “Closing”) shall be held on October 16, 2009 at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchasers. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

3.2 Issuance of the Securities at the Closing. At the Closing, the Company shall issue to each Purchaser (a) stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at such Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Shares and (b) a Warrant registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Underlying Shares as set forth in the Schedule of Purchasers. The name(s) in which the stock certificates and Warrant are to be issued to each Purchaser are set forth in the Purchaser Questionnaire and the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix I and II (the “Purchaser Questionnaire” and the “Selling Stockholder Questionnaire”, respectively), as completed by each Purchaser, which shall be provided to the Company no later than the Closing Date. The stock certificates and Warrants shall be delivered to each Purchaser promptly following the Closing Date, but in any event within 10 business days following the Closing Date.

3.3 Delivery of the Registration Rights Agreement. At the Closing, the Company and each Purchaser shall execute and deliver the Registration Rights Agreement in the form attached hereto as Appendix III (the “Registration Rights Agreement”), with respect to the registration of the Shares and the Underlying Shares under the Securities Act of 1933, as amended (the “Securities Act”).

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”), the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

4.1 Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries or equity interest in any other entity.

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4.2 Corporate Power; Authorization. The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, the Warrants and the Registration Rights Agreement (as defined below and collectively, the “Transaction Documents”), sell and issue the Securities and carry out and perform all of its obligations under the Transaction Documents. Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) with respect to the Registration Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws. The execution and delivery of the Transaction Documents do not, and the performance of the Transaction Documents and the compliance with the provisions of the Transaction Documents and the issuance, sale and delivery of the Securities and the Underlying Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Company’s Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Amended and Restated Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or any statute, law or rule (including federal and state securities laws and the rules and regulations of the NASDAQ Capital Market (the “Principal Market”)) applicable to the Company or regulation or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other material agreement or instrument to which the Company is a party or any of its properties is subject.

4.3 Issuance and Delivery of the Securities. The Securities have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Underlying Shares have been duly authorized and, upon exercise of the Warrants in accordance with their terms, including payment of the exercise price therefore, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Securities is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances. Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

4.4 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made

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therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments). Except as disclosed in the SEC Documents, since December 31, 2008, the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records. Except as disclosed in the SEC Documents, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company). The Company has not issued any equity securities to any officer, director or affiliate, except (a) Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Documents, (b) Common Stock issued pursuant to other existing agreements disclosed in the SEC Documents or (c) otherwise as disclosed in the SEC Documents. The Company has no liabilities or obligations required to be disclosed in the SEC Documents that are not so disclosed in the SEC Documents, which, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect.

4.5 Capitalization. All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of 140,000,000 shares of common stock and 10,000,000 shares of undesignated Preferred Stock. As of the Effective Date, there are no shares of Preferred Stock issued and outstanding and there are 49,776,062 shares of Common Stock issued and outstanding, of which no shares are owned by the Company. There are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company has no capital stock reserved for issuance, except that, as of the Effective Date, there are 4,791,599 shares of Common Stock reserved for issuance pursuant to warrants outstanding on such date, and 6,946,636 shares of Common Stock reserved for issuance pursuant to options outstanding on such date pursuant to the Company’s 2000 Stock Option Plan and Amended and Restated 2004 Equity Incentive Plan. There are 601,044 shares of Common Stock available for future issuance under the Company’s Amended and Restated 2004 Equity Incentive Plan and no shares of Common Stock available for future issuance under the Company’s 2000 Stock Option Plan. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding. Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option,

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warrant, call, subscription or other right, agreement, arrangement or commitment. The issuance of Common Stock or other securities pursuant to any provision of this Agreement or the Warrant will not give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights, except as provided herein. Except as disclosed in the SEC Documents and as provided herein, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act. There are no securities or instruments containing anti-dilution provisions that will be triggered by the issuance of the Securities or the Underlying Shares. The Company has made available upon request of the Purchasers, a true, correct and complete copy of the Certificate of Incorporation and the Bylaws.

4.6 Litigation. There are no legal or governmental actions, suits or other proceedings pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Company Material Adverse Effect.

4.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement except for (a) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the approval by the Principal Market of the listing of the Shares and the Underlying Shares and (c) the filing of one or more registration statements and all amendments thereto with the Commission as contemplated by the Registration Rights Agreement.

4.8 No Default or Consents. Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Securities and the Underlying Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the Certificate of Incorporation or the Bylaws, except in each case as would not cause, either individually or in the aggregate, a Company Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect.

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4.9 No Material Adverse Change. Except as disclosed in the Schedule of Exceptions or in the SEC Documents, since December 31, 2008, there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, Material Agreements or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company.

4.10 No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

4.11 No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act or require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

4.12 Sarbanes-Oxley Act. To the knowledge of the executive officers of the Company, the Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the Commission thereunder that are effective and applicable to the Company as of the date hereof.

4.13 Patents and Trademarks. To the knowledge of the executive officers of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in the SEC Documents, neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Documents, to the knowledge of the executive officers of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

4.14 Listing and Maintenance Requirements. Except as specified in the SEC Documents, the Company has not, in the two years preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. Except as disclosed in the SEC Documents, the Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock. The issuance and sale of the Securities under this Agreement does not contravene the rules and regulations of the Principal Market and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Securities.

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4.15 Disclosure. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. To the knowledge of the executive officers of the Company, all due diligence materials regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company to the Purchasers upon their request are, when taken together with the SEC Documents, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized any other party to provide, any Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of this Agreement and the proposed transactions hereunder may constitute such information. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed in the Current Report on Form 8-K filed by the Company.

4.16 Contracts. (a) Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Reports or to be filed as an exhibit to the SEC Reports under the Securities Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.

(b) The Material Contracts to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, except as rights to indemnity or contribution may be limited by federal or state securities laws.

4.17 Properties and Assets. The Company has good and marketable title to all the properties and assets described as owned by it in the Company’s consolidated financial statements, free and clear of all liens, mortgages, pledges or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company. The Company holds its leased properties under valid and binding leases. The Company owns or leases all such properties as are necessary to its operations as now conducted.

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4.18 Compliance. The Company (a) is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments applicable to it, including, without limitation any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Applicable Laws”), (b) has received all material permits, licenses or other approvals required under Applicable Laws to conduct its business and (c) is in compliance in all material respects with all terms and conditions of any such permit, license or approval. Except as disclosed in the SEC Documents, there are no material costs or liabilities associated with Applicable Laws, including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Applicable Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties. The Company has not received any notice of purported or actual material non-compliance with Applicable Laws nor, except to the extent it would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect, any notice of any material, actual or proposed changes in the existing Applicable Laws. The Company has not received any communication from any governmental authority (i) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (ii) threatening or contemplating revocation or limitation of, or which would have the effect of prohibiting or limiting the Company’s business as is currently conducted in any material respect. The Company is not subject to any claim relating to any Applicable Laws which claim has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, to the Company’s knowledge, there is no pending or threatened investigation that might lead to such a claim.

4.19 Taxes. The Company has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company does not have any knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Company Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

4.20 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchaser hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

4.21 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder, and shall conduct its business in a manner so that it will not become required to be registered as an “investment company” under the Investment Company Act.

4.22 Insurance. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for businesses, including, but not limited to, Directors’ and Officers’ liability insurance and insurance covering all real and personal property owned or leased by the Company

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against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect. The Company has not received any written notice of cancellation of such insurance or that the Company will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

4.23 Price of Common Stock. Neither the Company nor, to its knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares, Underlying Shares and the Warrants.

4.24 Governmental Permits, Etc. The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to posses currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Company Material Adverse Effect.

4.25 Internal Control over Financial Reporting; Sarbanes-Oxley Matters. The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by its most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there has been no change in the Company’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.26 Foreign Corrupt Practices. The Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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4.27 Employee Relations. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant involving or otherwise affecting such executive officer’s relationship with the Company, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

4.28 ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

4.29 OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not intentionally directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.30 Transactions with Affiliates. Except as disclosed in the SEC Documents and as contemplated pursuant to this Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Documents and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

4.31 Shell Company Status. The Company is not a shell company, and is not, and has never been, an issuer identified in Rule 144(i)(1).

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4.32 Application of Takeover Protections; Rights Agreements. Except as disclosed in the SEC Documents, the Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares and any Purchaser’s ownership of the Shares.

4.33 No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

4.34 Compliance in Clinical Trials. The clinical trials conducted by or on behalf of the Company that are described in the SEC Documents, investor presentations, exhibits, documents incorporated by reference and annexes thereto (the “Clinical Documents”) or the results of which are referred to in the documents relating to this Agreement and the purchase of the Shares and Warrants, if any, are the only clinical trials currently being conducted by or on behalf of the Company. Nothing has come to the attention of the Company that has caused the Company to believe that such studies and tests were and, if still pending, are being, conducted not in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal laws, rules, regulations and guidances, including, but not limited to, the principles of Good Clinical Practice, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, and has made all reports, filings and notifications required thereunder, including, but not limited to, the reports required by 21 C.F.R. § 312.32; the descriptions of the results of such studies, tests and trials contained in the Clinical Documents, if any, are not inconsistent with such results in any material respects. Except as described in the Clinical Documents, no results of any other studies or tests have come to the attention of the Company that have caused the Company to believe that such results call into question the results described in the Clinical Documents of the clinical trials. The Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical trials currently conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Clinical Documents, if any, or the results of which are referred to in the Clinical Documents. Nothing has come to the attention of the Company that has caused the Company to believe that the clinical trials previously conducted by or on behalf of the Company while conducted by or on behalf of the Company, were not conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Clinical Documents, if any, are not inconsistent with such results.

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SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

5.1 Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a) Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Securities.

(b) Purchaser is acquiring the Securities pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 5.1(c).

(c) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d) Purchaser has, in connection with its decision to purchase the Securities, relied with respect to the Company and its affairs solely upon the SEC Documents and the representations and warranties of the Company contained herein.

(e) Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(f) Purchaser has full right, power, authority and capacity to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Registration Rights Agreement. Upon the execution and delivery of this Agreement and the Registration Rights Agreement by Purchaser, this Agreement and the Registration Rights Agreement shall each constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) with respect to the Registration Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws.

(g) Except as disclosed in the Purchaser Questionnaire, Purchaser is not a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (a “registered broker-dealer”) and is not affiliated with a registered broker dealer. Purchaser is not party to any agreement for distribution of any of the Securities.

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(h) Purchaser shall have completed or caused to be completed and delivered to the Company at no later than the Closing Date, the Purchaser Questionnaire and the Selling Stockholder Questionnaire for use in preparation of the Registration Statement, and the answers to the Purchaser Questionnaire and the Selling Stockholder Questionnaire are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the Closing Date and the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

5.2 Purchaser represents, warrants and covenants to the Company that Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the Securities of the Company subsequent to March 28, 2008, except as set forth in filings made with the Commission pursuant to Section 16 of the Exchange Act. Purchaser represents and warrants to and covenants with the Company that Purchaser has not engaged and will not engage in any short sales of the Company’s Common Stock prior to the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative).

5.3 Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.4 Legends.

(a) Purchaser understands that, until such time as the Shares have been sold pursuant to the Registration Statement or the Securities may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares and the Underlying Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

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It is understood that the Warrants may bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

In addition stock certificates representing the Securities or the Underlying Shares may contain:

(i) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

(ii) Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of such Securities or Underlying Shares hereunder.

(iii) A legend regarding affiliate status, if applicable.

(b) The Company agrees that at such time as such legend is no longer required under this Section, it will, no later than three business days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Underlying Shares, as applicable, issued with a restrictive legend, together with such representations and covenants of such Purchaser or such Purchaser’s executing broker as the Company may reasonably require in connection therewith, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from any legend referring to the Securities Act. The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

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Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of such Purchaser’s prime broker with the Depository Trust Company. All costs and expenses related to the removal of the legends and the reissuance of any Securities shall be borne by the Company.

(c) The restrictive legend set forth in this section above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable shares upon which it is stamped or issue to such holder by electronic delivery with the applicable balance account at the Depository Trust Company (“DTC”) or in physical certificated shares, if appropriate, if (i) such Shares and Underlying Shares are registered for resale under the Securities Act (provided that the Purchaser agrees to only sell such Shares during such time that such registration statement is effective and such Purchaser is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement); (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company); or (iii) such Shares are eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Subject to receipt of such representations, and covenants as are contemplated hereby, following the earlier of (i) the effective date of the Registration Statement or (ii) Rule 144 becoming available for the resale of the Shares and Underlying Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Shares and Underlying Shares and without volume or manner-of-sale restrictions, the Company shall issue to the Company’s transfer agent the instructions with respect to legend removal consistent with this Section. Any fees (with respect to the transfer agent, the Company’s counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.

5.5 Restricted Securities. Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 6. CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Securities and deliver Securities to each Purchaser, individually, as set forth in the Schedule of Purchasers at the Closing shall be subject to the following conditions to the extent not waived by the Company:

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6.1 Receipt of Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

6.2 Representations and Warranties. The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date.

6.3 Receipt of Executed Documents. Such Purchaser shall have executed and delivered to the Company the Registration Rights Agreement, the Purchaser Questionnaire and the Selling Stockholder Questionnaire.

6.4 Nasdaq Approval. The Shares and the Underlying Shares shall have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

SECTION 7. CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Securities and to pay for the Securities shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date.

7.2 Receipt of Executed Registration Rights Agreement. The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement.

7.3 Legal Opinion. The Purchasers shall have received an opinion of Latham & Watkins LLP, special counsel to the Company, substantially in the form set forth in Appendix IV hereto.

7.4 Certificate. Each Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial or Accounting Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 7.

7.5 Good Standing. The Company is validly existing as a corporation in good standing under the laws of Delaware.

7.6 Nasdaq Approval. The Shares and the Underlying Shares shall have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

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7.7 Physical Delivery Requirement. The Company shall have delivered to any Purchaser whose legal status requires under applicable law such delivery duly executed certificates for the Common Shares and the Warrants (in such denominations as indicated below such Purchaser’s name on the applicable signature page hereto) and in such nominee names as may be specified by such Purchaser.

7.8 Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

7.9 Stop Orders. No stop order or suspension of trading shall have been imposed by the Principal Market, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

SECTION 8. PREEMPTIVE RIGHTS

8.1 Commencing from and after the Closing until the unblinded data from the Company’s Phase 3 Cushing’s Syndrome trial (the “Phase 3 Data”) is generally available to and known by the public, and subject to applicable securities laws, each Purchaser that holds Shares shall have a right of first refusal to purchase its Pro Rata Share (as defined below) of all Common Stock or Common Stock Equivalents (as defined in Section 8.4) that the Company may, from time to time, propose to sell and issue, other than Excluded Securities (as defined in Section 8.4). Each Purchaser’s “Pro Rata Share” is equal to the ratio of (A) the number of outstanding Shares of which such Purchaser is a beneficial owner immediately prior to the issuance of such Common Stock or Common Stock Equivalents to (B) the total number of outstanding shares of capital stock of the Company immediately prior to the issuance of the Common Stock or Common Stock Equivalents.

8.2 If the Company proposes to issue any Common Stock or Common Stock Equivalents, it shall give each Purchaser known to the Company to continue to beneficially own Shares written notice of its intention, describing the Common Stock or Common Stock Equivalents, the price and the terms and conditions upon which the Company proposes to issue the same (the “Company Notice”). Each Purchaser shall have ten (10) business days from the giving of the Company Notice to agree to purchase its Pro Rata Share of the Common Stock or Common Stock Equivalents (except as provided above) for the price and upon the terms and conditions specified in the Company Notice by giving written notice to the Company and stating therein the quantity of Shares beneficially owned by such Purchaser and the quantity of Common Stock or Common Stock Equivalents elected to be purchased, up to its Pro Rata Share. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Common Stock or Common Stock Equivalents to any Purchaser who would cause the Company to be in violation of applicable federal securities laws or stock exchange rules by virtue of such offer or sale.

8.3 The Company shall have sixty (60) days thereafter to sell the Common Stock or Common Stock Equivalents in respect of which the Purchasers’ rights were not exercised (including to other Purchasers), at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s Notice. If

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the Company has not sold such Common Stock or Common Stock Equivalents within such sixty (60) day period, the Company shall not thereafter issue or sell any Common Stock or Common Stock Equivalents, without first offering such securities to the Purchasers in the manner provided in this Section 8.

8.4 For purposes of this Article 8, the following terms have the following meanings:

(a) “Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

(b) “Excluded Securities” means any issuance of (i) securities pursuant to stock splits, stock dividends or similar transactions, (ii) Common Stock or Common Stock Equivalents to employees, consultants, officers or directors of the Company pursuant to any duly-adopted equity incentive or equity compensation plan, to the extent the issuance of such Common Stock or Common Stock Equivalents has been approved by the Board or a committee of non-employee directors established for such purpose, (iii) Common Stock or Common Stock Equivalents issued or issuable under the Common Stock Purchase Agreement dated as of March 25, 2008 between Kingsbridge Capital Limited and the Company, (iv) Common Stock or Common Stock Equivalents exercisable or exchangeable for or convertible into shares of Common Stock or Common Stock Equivalents issued and outstanding on the date of this Agreement; provided that such Common Stock or Common Stock Equivalents have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (v) Common Stock Equivalents issued to one or more lenders in connection with such lenders’ commitment to a term loan facility provided to the Company, or (iv) securities issued or issuable in a transaction or series of related transactions in which the Purchasers beneficially owning a majority of the Shares then outstanding have agreed in writing will be excluded from the preemptive rights set forth in this Section 8.

SECTION 9. BROKER’S FEES.

The Company and each Purchaser (severally and not jointly) acknowledge and agree that Thomas Weisel Partners Group, Inc. is acting as the Company’s placement agent for the sale of certain of the Securities being offered hereby and will be compensated solely by the Company in such capacity. Except as set forth in the preceding sentence, the Company and each Purchaser (severally and not jointly) hereby represent that there are no other brokers or finders entitled to compensation in connection with the sale of the Securities, and shall indemnify each other for any such fees for which they are responsible.

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SECTION 10. INDEMNIFICATION.

10.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 6 above respecting sale of the Securities (including the Underlying Shares), or (ii) the inaccuracy of any representations made by such Indemnified Party herein.

10.2 Indemnification by Purchasers. Each Purchaser shall severally, and not jointly, indemnify and hold harmless the other Purchasers and the Company, each of its directors, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Section 6.3 above respecting the sale of the Securities (including the Underlying Shares) unless such failure by such Purchaser is directly caused by the Company’s failure to provide written notice of a Suspension to such Purchaser or (ii) the inaccuracy of any representation made by such Purchaser herein, in each case to the extent, and will reimburse the Company, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

SECTION 11. ACCESS TO INFORMATION.

From the date hereof until the Closing, the Company will make reasonably available to the Purchasers’ representatives, consultants and their respective counsels for inspection, such information and documents as the Purchasers reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

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SECTION 12. USE OF PURCHASERS’ NAMES.

Except as otherwise required by applicable law or regulation, the Company shall not use the Purchasers’ names or the name of any of their affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the applicable Purchaser for the specific use contemplated which consent shall not be unreasonably withheld.

SECTION 13. NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)	if to the Company, to:

Corcept Therapeutics Incorporated
149 Commonwealth Drive
Menlo Park, California 94025
Attention: Caroline Loewy, Chief Financial Officer Facsimile: (650) 327-3218
E-Mail: cloewy@corcept.com

with a copy to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Alan C. Mendelson Facsimile: (650) 463-4693
E-Mail: alan.mendelson@lw.com

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b) if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 14. MISCELLANEOUS.

14.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Securities.

20

14.2 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (other than Section 5-1401 of the New York General Obligations Law). Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

14.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

14.7 Entire Agreement. This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

14.8 Payment of Fees and Expenses. Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

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14.9 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchasers and the Closing.

[signature pages follow]

22

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ Caroline Loewy
Name:	Caroline Loewy
Title:	Chief Financial Officer

PURCHASERS:

Ingalls & Snyder Value Partners, L.P. By: /s/ Thomas O. Boucher Jr. Name: Thomas O. Boucher Jr. Title: General Partner	Robert L. Gipson By: /s/ Robert L. Gipson Name: Robert L. Gipson

Thomas L. Gipson By: /s/ Thomas O. Boucher, Jr. Name: Thomas O. Boucher, Jr., his attorney-in-fact	Thomas O. Boucher, Jr. By: /s/ Thomas O. Boucher, Jr. Name: Thomas O. Boucher, Jr.

Federated Kaufmann Fund, a portfolio of Federated Equity Funds By: /s/ Hans P. Utsch Name: Hans P. Utsch Title: Vice President, Federated Global Investment Management, as attorney-in-fact	Federated Kaufmann Fund II, a portfolio of Federated Insurance Series By: /s/ Aash Shah Name: Aash Shah Title: Vice President, Federated Global Investment Management, as attorney-in-fact

Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds By: /s/ Hans P. Utsch Name: Hans P. Utsch Title: Vice President, Federated Global Investment Management, as attorney-in-fact	American Skandia Trust, Federated Aggressive Growth Portfolio By: /s/ Aash Shah Name: Aash Shah Title: Vice President, Federated Global Investment Management, as attorney-in-fact

Longitude Venture Partners, L.P., a Delaware limited partnership By: Longitude Capital Partners, LLC Its: General Partner By: /s/ Patrick Enright Name: Patrick Enright Title: Managing Member	Longitude Capital Associates, L.P., a Delaware limited partnership By: Longitude Capital Partners, LLC Its: General Partner By: /s/ Patrick Enright Name: Patrick Enright Title: Managing Member

Alta BioPharma Partners II, L.P. By: Alta BioPharma Management II, LLC By: /s/ Edward Penhoet Name: Edward Penhoet Title: Director	Alta Embarcadero BioPharma Partners II, LLC By: /s/ Hilary Strain Name: Hilary Strain Title: VP of Finance & Admin

Sutter Hill Ventures, a California Limited Partnership By: /s/ William H. Younger Jr. Name: William H. Younger, Jr. Title: Managing Director of the General Partner	Saunders Holdings, L.P. By: /s/ Robert Yin Under Power of Attorney Name: G. Leonard Baker, Jr. Title: General Partner

Gregory P. and Sarah J.D. Sands Trust Agreement dated 2/24/99 By: /s/ Robert Yin Under Power of Attorney Name: Gregory P. Sands Title: Trustee	The White Family Trust U/A/D 4/3/97 By: /s/ Robert Yin Under Power of Attorney Name: James N. White Title: Trustee

Jeffrey W. and Christina R. Bird Trust Agreement dated 10/31/00 By: /s/ Robert Yin Under Power of Attorney Name: Jeffrey W. Bird Title: Trustee	Sheehan 2003 Trust By: /s/ Robert Yin Under Power of Attorney Name: Andrew T. Sheehan Title: Trustee

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO G. Leonard Baker, Jr. By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H Younger, Jr. By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover) By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Diane J. Naar By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Yu-Ying Chen By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Post) By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin By: /s/ Vicki M. Bandel Name: Vicki M. Bandel Title: Assistant Vice President & Trust Officer	David L. Mahoney & Winnifred C. Ellis 1998 Family Trust By: /s/ David L. Mahoney Name: David L. Mahoney Title: Trustee

Joseph C. Cook, Jr. and Judith E. Cook, as Tenants in Common By: /s/ Joseph C. Cook, Jr. Name: Joseph C. Cook, Jr.	Joseph C. Cook, Jr. IRA By: /s/ Joseph C. Cook, Jr. Name: Joseph C. Cook, Jr.

Steven D. Singleton By: /s/ Steven D. Singleton Name: Steven D. Singleton	Joseph C. Cook, III By: /s/ Joseph C. Cook, III Name: Joseph C. Cook, III

Alexander Casdin By: /s/ Alexander Casdin Name: Alexander Casdin	Byron W. Smith By: /s/ Byron W. Smith Name: Byron W. Smith

Pelmea LP By: /s/ George H. Conrades Name: George H. Conrades Title: Managing Member	George H. Conrades By: /s/ George H. Conrades Name: George H. Conrades

Vaughn D. Bryson By: /s/ Vaughn D. Bryson Name: Vaughn D. Bryson Steven D. Pruett By: /s/ Steven D. Pruett Name: Steven D. Pruett	DeVivo Asset Management Co. LLC Money Purchase Pension Plan fbo Douglas G. DeVivo dtd 1/1/84 By: /s/ Douglas G. DeVivo Name: Douglas G. DeVivo Title: Trustee

Black Point Group LP By: /s/ Benjamin Shaw Name: Benjamin Shaw Title: Partner	David E. Shaw By: /s/ David E. Shaw Name: David E. Shaw

VP Company Investments 2008, LLC By: /s/ Alan C. Mendelson Name: Alan C. Mendelson Title: Member of Management Committee	Alan C. and Agnes B. Mendelson Family Trust By: /s/ Alan C. Mendelson Name: Alan C. Mendelson Title: Trustee

Exhibit A

to Securities Purchase Agreement

SCHEDULE OF PURCHASERS

Name and Address	Number of Shares	Number of Warrant Shares	Aggregate Purchase Price of Shares and Warrants
Ingalls & Snyder Value Partners, L.P. (1)	2,000,000	700,000	$2,860,000.00
Robert L. Gipson (1)	1,000,000	350,000	$1,430,000.00
Thomas L. Gipson (1)	400,000	140,000	$572,000.00
Thomas O. Boucher, Jr. (1)	96,504	33,777	$138,000.72
Federated Kaufmann Fund, a portfolio of Federated Equity Funds(2)	2,278,165	797,358	$3,257,775.95
Federated Kaufmann Fund II, a portfolio of Federated Insurance Series (2)	49,676	17,387	$71,036.68
Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds (2)	346,120	121,142	$494,951.60
American Skandia Trust, Federated Aggressive Growth Portfolio (2)	123,242	43,135	$176,236.06
Longitude Venture Partners, L.P. (3)	2,399,459	839,811	$3,431,226.37
Longitude Capital Associates, L.P. (3)	48,094	16,833	$68,774.42
Sutter Hill Ventures, a California Limited Partnership (4)	878,722	307,553	$1,256,572.46
Saunders Holdings, L.P. (4)	133,688	46,791	$191,173.84
Gregory P. and Sarah J.D. Sands Trust Agreement dated 2/24/99 (4)	24,105	8,437	$34,470.15
The White Family Trust U/A/D 4/3/97 (4)	23,154	8,104	$33,110.22
Jeffrey W. and Christina R. Bird Trust Agreement dated 10/31/00 (4)	20,850	7,298	$29,815.50
Sheehan 2003 Trust (4)	3,026	1,059	$43,27.18
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson (5)	149,432	52,301	$213,687.76
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO G. Leonard Baker, Jr. (5)	281,284	98,449	$402,236.12
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H Younger, Jr. (5)	158,551	55,493	$226,727.93
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe (5)	202,479	70,867	$289,544.97
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover) (5)	8,265	2,893	$11,818.95
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Diane J. Naar (5)	945	331	$1,351.35
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Yu-Ying Chen (5)	945	331	$1,351.35
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Post) (5)	3,552	1,243	$5,079.36
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin (5)	472	165	$674.96
Alta Biopharma Partners II, L.P. (6)	337,245	118,036	$482,260.35
Alta Embarcadero Biopharma Partners II, LLC (6)	12,406	4,342	$17,740.58

Name and Address	Number of Shares	Number of Warrant Shares	Aggregate Purchase Price of Shares and Warrants
Joseph C. Cook, Jr. and Judith E. Cook, as Tenants in Common (7)	209,791	73,427	$300,001.13
Joseph C. Cook, Jr. IRA (7)	174,826	61,190	$250,001.18
Steven D. Singleton (7)	17,483	6,120	$25,000.69
Joseph C. Cook, III 2617 Barton Avenue Nashville, TN 37212	20,980	7,343	$30,001.40
David L Mahoney & Winnifred C. Ellis 1998 Family Trust Pier 5, The Embarcadero, Suite 102 San Francisco, CA 94111	139,861	48,952	$200,001.23
Alexander Casdin 131 East 66th Street 10-D New York, NY 10065	209,791	73,427	$300,001.13
Douglas G DeVivo, Trustee DeVivo Asset Management Co. LLC Money Purchase Pension Plan fbo Douglas G. DeVivo dtd 1/1/84 40 Laburnum Road Atherton, CA 94027	100,000	35,000	$143,000.00
George H. Conrades 344 Beacon Street Boston, MA 02116	174,826	61,190	$250,000.93
Pelmea LP c/o George Conrades 344 Beacon Street Boston, MA 02116	174,825	61,188	$250,000.00
Vaughn D. Bryson 719 Grove Place Vero Beach, FL 32963	100,000	35,000	$143,000.00
Byron W. Smith 915 Briarwood Crest Nashville, TN 37221	69,931	24,476	$100,001.33
David E. Shaw 542 Blackpoint Rd Scarborough ME 04074	69,930	24,476	$100,000.00
Black Point Group LP 100 Fore Street Portland ME 04101	69,931	24,476	$100,001.23
Steven D. Pruett 6963 Verde Way Naples FL 34108	69,931	24,476	$100,001.33
VP Company Investments 2008, LLC c/o Russell Player 555 West Fifth Street, Suite 800 Los Angeles, CA 90013-1010	6,994	2,448	$10,001.42
Alan C. and Agnes B. Mendelson Family Trust c/o Alan C. Mendelson 76 De Bell Dr Atherton, CA 94027	6,994	2,448	$10,001.42

TOTAL	12,596,475	4,408,773	$18,012,959.25

(1)	The address for Ingalls & Snyder Value Partners, L.P. and affiliated individuals is 61 Broadway, New York, NY 10006.
(2)	The address for the Federated Kaufmann funds is 55 Water Street New York, NY 10041.
(3)	The address for Longitude Capital and related entities is 800 El Camino Real, Suite 220, Menlo Park, California 94025.
(4)	The address for Sutter Hill Ventures and affiliated entities is 755 Page Mill Road, Suite A-200, Palo Alto, CA 94304.
(5)	The address for Wells Fargo Bank, NA, is 600 California Street 12th Floor, San Francisco, CA 94108.
(6)	The address for Alta Partners and related entities is One Embarcadero Center, Suite 3700, San Francisco CA 94111.
(7)	The address for Joseph C. Cook, Jr., the Joseph C. Cook, Jr. IRA and Steven D. Singleton is Mountain Group Capital, LLC, 1600 Division Street, Suite 630, Nashville, TN 37203.

EXHIBIT B

Form of Warrant

[See Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2009]

APPENDIX I

CORCEPT THERAPEUTICS INCORPORATED

PURCHASER QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, CA 94025

This Purchaser Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase shares of the Common Stock (the “Warrants”, and together with the Common Stock, the “Securities”) pursuant to the Securities Purchase Agreement, made as of [                    ], 2009, by and among Corcept Therapeutics Incorporated (the “Company”) and those persons or entities listed as purchasers on Exhibit A thereto (the “Purchasers”). The Securities are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.	BACKGROUND INFORMATION

Name:

Business Address:

(Number and Street)

(City)                                                                                          (State)                                                     (Zip Code)

Telephone Number:

E–Mail Address:

Residence Address:

(Number and Street)

(City)                                                                                          (State)                                                     (Zip Code)

Telephone Number:

If an individual:

Age:                                                Citizenship:                                               Where registered to vote:

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:                                       Date of formation:

Social Security or Taxpayer Identification No.:

Send all correspondence to (check one):                 Residence Address                 Business Address

Current ownership of securities of the Company:

                                     shares of common stock, par value $0.001 per share (the “Common Stock”)

                options to purchase                          shares of Common Stock

B.	STATUS AS ACCREDITED INVESTOR

The undersigned is an “accredited investor” as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):1

[1]	As used in this Questionnaire, the term “net worth” means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

         (1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

         (2) a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

         (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

         (4) a natural person whose individual net worth1, or joint net worth1 with that person’s spouse, at the time of such person’s purchase of the Securities exceeds $1,000,000;

         (5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         (6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

         (7) an entity in which all of the equity owners are accredited investors (as defined above).

C.	REPRESENTATIONS

The undersigned hereby represents and warrants to the Company as follows:

1.	Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2.	The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

3.	There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this _____ day of ___________, 2009, and declares under oath that it is truthful and correct.

Print Name

By:
Signature

Title:
(required for any purchaser that is a corporation, partnership, trust or other entity)

APPENDIX II

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

Name of Selling Stockholder (please print)

CORCEPT THERAPEUTICS INCORPORATED

QUESTIONNAIRE FOR SELLING STOCKHOLDERS

IMPORTANT: IMMEDIATE ATTENTION REQUIRED

This Questionnaire is being furnished to all persons or entities (the “Purchasers”) electing to purchase shares of Common Stock (“Common Stock”) of Corcept Therapeutics Incorporated (the “Company”) pursuant to the Securities Purchase Agreement, made as of [                    ], 2009, by and among the Company and the Purchasers. This Questionnaire relates to certain information required to be disclosed in the Registration Statement on Form S-3 being prepared by the Company for filing with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, made as of [                    ], 2009, by and among the Company and the Purchasers (the “Registration Rights Agreement”). The Company must receive a completed Questionnaire from each Purchaser in order to include such Purchaser’s shares of Common Stock in the Registration Statement.

The furnishing of accurate and complete responses to the questions posed in this Questionnaire is an extremely important part of the registration process. The inclusion of inaccurate or incomplete disclosures in Registration Statement can result in potential liabilities, both civil and criminal, to the Company and to the individuals who furnish the information.

PLEASE GIVE A RESPONSE TO EVERY QUESTION, indicating “None” or “Not Applicable” where appropriate. Please complete, sign, and return one copy of this Questionnaire by facsimile, email or overnight courier as soon as possible.

Latham & Watkins

505 Montgomery St., Suite 2000

San Francisco, CA 94109

Attn: Jonie Ing

Fax: (415) 395-8095

jonie.ing@lw.com

Unless stated otherwise, answers should be given as of the date you complete this Questionnaire. However, it is your responsibility to inform us of any changes that may occur to your situation. If there is any situation about which you have any doubt, or if you are uncertain as to the meaning of any terms used in this Questionnaire, please contact Jonie Ing at: (415) 646-7814.

PART I – STOCK OWNERSHIP

Item 1. Beneficial Ownership.

a. Deemed Beneficial Ownership. Please state the amount of securities of the Company you own on the date you complete this Questionnaire. (If none, please so state in each case.)

Amount Beneficially Owned[1]	Number of Shares of Common Stock Owned

Please state the number of shares owned by you or by family members, trusts and other organizations with which you have a relationship, and any other shares of which you may be deemed to be the “beneficial owner”[1]:

Total Shares:

Of such shares:

Shares as to which you have sole voting power:

Shares as to which you have shared voting power:

Shares as to which you have sole investment power:

Shares as to which you have shared investment power:

Shares which you will have a right to acquire within before [ ], 2009, through the exercise of options, warrants or otherwise:

Do you have any present plans to exercise options or otherwise acquire, dispose of or to transfer shares of Common Stock of the Company between the date you complete this

2

Questionnaire and the date which is 60 days after the date in which the Registration Statement is filed?

Answer:

If so, please describe.

b. Pledged Securities. If any of such securities have been pledged or otherwise deposited as collateral or are the subject matter of any voting trust or other similar agreement or of any contract providing for the sale or other disposition of such securities, please give the details thereof.

Answer:

c. Disclaimer of Beneficial Ownership. Do you wish to disclaim beneficial ownership1 of any of the shares reported in response to Item 1(a)?

Answer:

If the answer is “Yes”, please furnish the following information with respect to the person or persons who should be shown as the beneficial owner(s)1 of the shares in question.

Name and Address of Actual Beneficial Owner	Relationship of Such Person To You	Number of Shares Beneficially Owned

d. Shared Voting or Investment Power over Securities. Will any person be deemed to have beneficial ownership over any of the Securities purchased by you pursuant to the Purchase Agreement?

Answer:

If the answer is “Yes”, please furnish the following information with respect to the person or persons who should be shown as the beneficial owner(s)1 of the Securities in question.

Name and Address of Beneficial Owner	Relationship of Such Person To You	Number of Shares Beneficially Owned

Item 2. Major Shareholders. Please state below the names of persons or groups known by you to own beneficially1 more than 5% of the Company’s Common Stock.

Answer:

3

Item 3. Change of Control. Do you know of any contractual arrangements, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company?

Answer:

Item 4. Relationship with the Company. Please state the nature of any position, office or other material relationship you have, or have had within the past three years, with the Company or its affiliates.

Name	Nature of Relationship

Item 5 Broker-Dealer Status Is the Purchaser a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

Note that the Company will be required to identify any registered broker-dealer as an underwriter in the prospectus.

If so, please answer the remaining questions in this section.

a. If the Purchaser is a registered broker-dealer, please indicate whether the Purchaser purchased its Common Stock for investment or acquire them as transaction-based compensation for investment banking or similar services.

Answer:

Note: if the Purchaser is a registered broker-dealer and received its Common Stock other than as transaction-based compensation, the Company is required to identify the Purchaser as an underwriter in the Registration Statement and related Prospectus.

b. Is the Purchaser an affiliate of a registered broker-dealer? For purposes of this Question, an “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

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☐ Yes.

☐ No.

If so, please answer the remaining questions in this section.

i. Please describe the affiliation between the Purchaser and any registered broker-dealers:

ii. If the Common Stock were received by the Purchaser other than in the ordinary course of business, please describe the circumstances:

iii. If the Purchaser, at the time of its receipt of Common Stock, has had any agreements or understandings, directly or indirectly, with any person to distribute the Common Stock, please describe such agreements or understandings:

Note that if the Purchaser is an affiliate of a broker-dealer and did not receive its Common Stock in the ordinary course of business or at the time of receipt had any agreements or understandings, directly or indirectly, to distribute the securities, the Company must identify the Purchaser as an underwriter in the Prospectus.

Item 6 Nature of Beneficial Holding The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

a. Is the Purchaser a natural person?

☐ Yes.

☐ No.

b. Is the Purchaser required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (for example, form 10-K, 10-Q, 8-K) with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐ Yes.

☐ No.

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c. Is the Purchaser an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

☐ Yes.

☐ No.

If a subsidiary, please identify the publicly held parent entity:

d. If you answered “no” to questions (a), (b) and (c) above, please identify the controlling person(s) of the Purchaser (the “Controlling Entity”). If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity. This process should be repeated until you reach natural persons or a publicly held entity that exercises sole or shared voting or dispositive power over the Registrable Securities:

***PLEASE NOTE THAT THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS***

PART II – CERTAIN TRANSACTIONS

Item 7. Transactions with the Company. If you, any of your associates2, or any member of your immediate family3 had or will have any direct or indirect material interest in any transactions4 or series of transactions to which the Company or any of its subsidiaries was a party at any time since [                    ], or in any currently proposed transactions or series of transactions in which the Company or any of its subsidiaries will be a party, in which the amount involved exceeds $60,000, please specify (a) the names of the parties to the transaction(s) and their relationship to you, (b) the nature of the interest in the transaction, (c) the amount involved in the transaction, and (d) the amount of the interest in the transaction. If the answer is “none”, please so state.

Answer:

Item 8. Third Party Payments. Please describe any compensation paid to you by a third party pursuant to any arrangement between the Company and any such third party.

Answer:

PART III – PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of

6

their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this

7

prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

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We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities and Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (b) the date on which the shares of common stock covered by this prospectus may be sold by non-affiliates without any volume limitations pursuant to Rule 144 of the Securities Act.

*        *        *

The undersigned has reviewed the Plan of Distribution set forth above and does not have a present intention of effecting a sale in a manner not described therein.

                    Agree                             Disagree

                        (If left blank, response will be deemed to be “Agree”.)

The undersigned hereby represents that the undersigned understands, pursuant to Interpretation A.65 in the Securities and Exchange Commission, Division of Corporation Finance, Manual of Publicly Available Telephone Interpretations dated July 1997, a copy of which is attached hereto as Exhibit 1, that the undersigned may not make any short sale of the Common Stock prior to the effectiveness of the Registration Statement, and further covenants to the Company that the undersigned will not engage in any short sales of such stock to be registered under the Registration Statement prior to its effectiveness.

9

SIGNATURE

The undersigned understands that the Company anticipates filing the Registration Statement within the time frame set forth in the Registration Rights Agreement. If at any time any of the information set forth in my responses to this Questionnaire has materially changed due to passage of time, or any development occurs which requires a change in any of my answers, or has for any other reason become incorrect, the undersigned agrees to furnish as soon as practicable to the individual to whom a copy of this Questionnaire is to be sent, as indicated and at the address shown on the first page hereof, any necessary or appropriate correcting information. Otherwise, the Company is to understand that the above information continues to be, to the best of my knowledge, information and belief, complete and correct.

The undersigned understands that the information that the undersigned is furnishing to the Company herein will be used by the Company in the preparation of the Registration Statement.

Name of Purchaser:

Date: , 2009	Signature:

Print Name:

Title (if applicable):

Address:

Street

City State Zip Code

Telephone Number

Facsimile Number

10

FOOTNOTES

1.	Beneficial Ownership. You are the beneficial owner of a security, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share: (1) voting power, which includes the power to vote, or to direct the voting of, such security, and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. You are also the beneficial owner of a security if you, directly or indirectly, create or use a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting yourself of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

You are deemed to be the beneficial owner of a security if you have the right to acquire beneficial ownership of such security at any time within 60 days including, but not limited to, any right to acquire such security (a) through the exercise of any option, warrant or right, (b) through the conversion of a security, or (c) pursuant to the automatic termination of, or the power to revoke a trust, discretionary account, or similar arrangement.

Ordinarily, shares held in the name of your spouse or minor child should be considered as beneficially owned by you absent special circumstances to indicate that you do not have, as a practical matter, voting power or investment power over such shares. Similarly, absent countervailing facts, securities held in the name of relatives who share your home are to be reported as being beneficially owned by you. In addition, securities held for your benefit in the name of others, such as nominees, trustees and other fiduciaries, securities held by a partnership of which you are a partner, and securities held by a corporation controlled by you should be regarded as beneficially owned by you.

This definition of beneficial ownership is very broad; therefore, even through you may not actually have or share voting or investment power with respect to securities owned by persons in your family or living in your home, you should include such shares in your beneficial ownership disclosure and may then disclaim beneficial ownership of such securities.

2.	Associate. The term “associate”, as defined in Rule 14a-1 under the Exchange Act, means (a) any corporation or organization (other than the Company or any of its majority owned subsidiaries) of which you are an officer or partner or are, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which you have a substantial beneficial interest or as to which you serve as trustee or in a similar capacity, and (c) your spouse, or any relative of yours or relative of your spouse living in your home or who is a director or officer of the Company or of any subsidiary. The term “relative of yours” as used in this Questionnaire refers to any relative or spouse of yours, or any relative of such spouse, who has the same home as you or who is a director or officer of any subsidiary of the Company.

Please identify your associate referred to in your answer and indicate your relationship.

11

3.	Immediate Family. The members of your “immediate family” are deemed to include the following: your spouse; your parents; your children; your siblings; your mother-in-law or father-in-law; your sons and daughters-in-law; and your brothers and sisters-in-law.

4.	Transactions. The term “transaction” is to be understood in its broadest sense, and includes the direct or indirect receipt of anything of value. Please note that indirect as well as direct material interests in transactions are to be disclosed. Transactions in which you would have a direct interest would include your purchasing or leasing anything (stock in a business acquired by the Company, office space, plants, Company apartments, computers, raw materials, finished goods, etc.) from or selling or leasing anything to, or borrowing or lending cash or other property from or to, the Company, or any subsidiary.

12

Exhibit 1

Interpretation A.65 from the Securities and Exchange Commission, Division of Corporation Finance, Manual of Publicly Available Telephone Interpretations dated July 1997:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

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Exhibit I

CERTIFICATE OF SUBSEQUENT SALE

Continental Stock Transfer & Trust Company

RE:	Sale of Shares of Common Stock of Corcept Therapeutics Incorporated. (the “Company”) pursuant to the Company’s Prospectus dated , (the “Prospectus”)

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all securities laws applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Stockholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate. Notwithstanding the foregoing, in the event that the undersigned executes and delivers to you and to the Company the certification set forth on Annex I, upon instructions from the Company, you should return to the undersigned a newly issued certificate for such excess shares of Common Stock in the name of the Record Holder without any restrictive legend. In addition, no subsequent certification will be required to be delivered to you by the undersigned provided that the representations and warranties set forth on Annex I have been delivered to you and continue to be accurate.

14

Very truly yours,

Dated:	By:
Print Name:
Title:

cc:	Corcept Therapeutics Incorporated
149 Commonwealth Drive
Menlo Park, CA 94025
Attn: Chief Financial Officer

15

Annex I

In connection with any excess shares to be returned to the Selling Stockholder upon a sale of shares of Common Stock of Corcept Therapeutics Incorporated (the “Company”) included in the table of Selling Stockholders in the Prospectus, the undersigned hereby certifies to the Company and Continental Stock Transfer & Trust Company, that:

1. In connection with the sale by the undersigned stockholder of any of the shares of Common Stock, the undersigned stockholder will deliver a copy of the Prospectus included in the Registration Statement to the purchaser directly or through the undersigned stockholder’s broker-dealer in compliance with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934.

2. Any such sale will be made only in the manner described under “Plan of Distribution” in the Prospectus.

3. The undersigned stockholder will only sell the shares of Common Stock while the Registration Statement is effective, unless another exemption from registration is available.

4. The Company and its attorneys may rely on this letter to the same extent as if it were addressed to them.

5. The undersigned stockholder agrees to notify you immediately of any development or occurrence which to his, her or its knowledge would render any of the foregoing representations and agreements inaccurate.

All terms not defined herein are as defined in the Securities Purchase Agreement made as of [                    ], 2009 among the Company and the Purchasers.

Very truly yours,

Dated:	By:
Print Name:
Title:

16

APPENDIX III

Form of Registration Rights Agreement

[See Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2009]

Appendix IV

Form of Opinion of Latham & Watkins LLP

1. The Company is a corporation under the DGCL, with corporate power and authority to enter into each of the Purchase Agreement, Registration Rights Agreement and Warrants (the “Transaction Documents”) and perform its obligations thereunder. With your consent based solely on certificates from public officials, such counsel shall confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.

2. Each of the Purchase Agreement and the Registration Rights Agreement has been duly authorized by all necessary corporate action of the Company and has been duly executed and delivered by the Company.

3. The Warrants have been duly authorized by all necessary corporate action of the Company and, when executed, issued and delivered to the Purchasers in accordance with the terms of the Purchase Agreement, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. Each of the Purchase Agreement and the Registration Rights Agreement is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5. The Shares to be issued and sold by the Company pursuant to the Purchase Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by the Purchasers in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

6. The shares of Common Stock initially issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized by all necessary corporate action of the Company. Assuming issuance of the Warrant Shares upon the exercise of the Warrants on the date hereof in accordance with the terms of the Purchase Agreement and the Warrants, the Warrant Shares would be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

7. The execution and delivery of each of the Transaction Documents and the issuance and sale of the Shares and the Warrants to the Purchasers pursuant to the Purchase Agreement do not on the date hereof: (a) violate the Company’s Governing Documents; (b) violate any federal or California statute, rule or regulation applicable to the Company, or the DGCL; (c) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or California statute, rule or regulation applicable to the Company on or prior to the date hereof; or (d) result in the breach of or a default under any of the agreements identified to such counsel by an officer of the Company as material to the Company and listed on a schedule to such opinion, except for the registration rights pursuant to

1

Sections 5 and 6 of the Amended and Restated Information and Registration Rights Agreement dated May 8, 2001 by and among the Company and the investors named therein (the “2001 Agreement”) and the rights set forth in Section 12 of the 2001 Agreement, which registration rights and other rights were waived pursuant to a waiver agreement.

8. Assuming the accuracy of the representations and warranties of each of the Purchasers contained in the Purchase Agreement, (a) no registration of the Shares or the Warrants under the Securities Act of 1933, as amended, is required for the purchase of the Shares and the Warrants by the Purchasers in the manner contemplated by the Purchase Agreement and (b) no registration of the Warrant Shares under the Securities Act of 1933, as amended, would be required for the issuance of the Warrant Shares to the Purchasers upon exercise of the Warrants in accordance with the terms of the Purchase Agreement and the Warrants, assuming such issuance and exercise took place on the date hereof. Such counsel shall express no opinion, however, as to when or under what circumstances any Shares or Warrants initially sold to the Purchasers by the Company or any Warrant Shares issued upon exercise of Warrants may be reoffered or resold.

2

SCHEDULE OF EXCEPTIONS

October 12, 2009

This Schedule of Exceptions is being furnished by Corcept Therapeutics Incorporated, a Delaware corporation, (the “Company”), to the Purchasers listed on Exhibit A to that certain Securities Purchase Agreement of even date herewith by and among the Company and such Purchasers (the “Agreement”) in connection with the execution and delivery of the Agreement, pursuant to Section 4 of the Agreement. Unless the context otherwise requires, all capitalized terms used in this Schedule of Exceptions shall have the respective meanings ascribed to such terms in the Agreement.

This Schedule of Exceptions and the information, descriptions and disclosures included herein is intended to set forth exceptions to the representations and warranties of the Company contained in the Agreement. The contents of all agreements and other documents referred to in a particular section of this Schedule of Exceptions are incorporated by reference into such particular section as though fully set forth in such section.

4.9	No Material Adverse Change

During the period subsequent to June 30, 2009, there have been (i) changes in cash flows and results of operations, (ii) stock option grants and (iii) increases in shares available under the 2004 Equity Incentive Plan, each of which transpired in the ordinary course of business and each of which has been disclosed to Purchasers.

4.11	No Integrated Offering

The following information is for provided for informational purposes only and does not constitute a representation or warranty of the Company:

On March 30, 2007, the Company sold 9,000,000 shares of Common Stock in a private placement under Rule 506 under the Securities Act to a total of 39 “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) at a price of $1.00 per share, for aggregate proceeds of $9,000,000.

On August 17, 2007, the Company sold 3,599,997 shares of Common Stock in a private placement under Rule 506 under the Securities Act to a total of 32 “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) at a price of $2.10 per share, for aggregate proceeds of $7,599,999.

On September 24, 2007, the Company sold 1,190,476 shares of Common Stock in a private placement under Rule 506 under the Securities Act to one “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act) at a price of $2.10 per share, for aggregate proceeds of $2,500,000.

On March 14, 2008, the Company sold 8,923,210 shares of Common Stock in a private placement under Rule 506 under the Securities Act to a total of 31 “accredited investors” (as

1

defined in Rule 501 of Regulation D under the Securities Act) at a price of $2.77 per share, for aggregate proceeds of approximately $25,000,000.

During the quarter ended September 30, 2008, the Company sold 404,587 shares of Common Stock in private placements under Rule 506 under the Securities Act to one “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act) at an average price of $1.85 per share, for aggregate proceeds of $750,000.

2

Exhibit 31.1

CERTIFICATION

I, Joseph K. Belanoff, M.D., certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the period ended September 30, 2009 of Corcept Therapeutics Incorporated;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Joseph K. Belanoff
Joseph K. Belanoff, M.D.
Chief Executive Officer
November 12, 2009

Exhibit 31.2

CERTIFICATION

I, Caroline M. Loewy, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the period ended September 30, 2009 of Corcept Therapeutics Incorporated;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls over financial reporting.

/s/ Caroline M. Loewy
Caroline M. Loewy
Chief Financial Officer
November 12, 2009

Exhibit 32.1

Corcept Therapeutics Incorporated

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corcept Therapeutics Incorporated (the “Company”) on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph K. Belanoff, M.D., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph K. Belanoff
Joseph K. Belanoff, M.D.
Chief Executive Officer
November 12, 2009

Exhibit 32.2

Corcept Therapeutics Incorporated

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Corcept Therapeutics Incorporated (the “Company”) on Form 10-Q for the quarter ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Caroline M. Loewy, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Caroline M. Loewy
Caroline M. Loewy
Chief Financial Officer
November 12, 2009